UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant  ☐

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

Dime Community Bancshares, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

 April 13, 2026

Dear Shareholder,

You are cordially invited to attend the Annual Meeting of Shareholders (the “Annual Meeting”) of Dime Community Bancshares, Inc. (the “Company”), which will be held on May 28, 2026 at 10:00 a.m. Eastern Time. This year’s Annual Meeting will be a virtual meeting of shareholders, which will be conducted via live webcast. Shareholders will only be able to participate in the Annual Meeting online, vote shares electronically and submit questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/DCOM2026. Instructions on how to attend the Annual Meeting online and vote shares are described in the accompanying Proxy Statement.

The attached Notice of Annual Meeting of Shareholders and Proxy Statement describe the business to be transacted at the Annual Meeting. The Company’s Board of Directors has determined that an affirmative vote on the four matters to be considered at the Annual Meeting is in the best interests of the Company and its shareholders and unanimously recommends a vote “FOR” each of those matters. The directors and executive officers of the Company, as well as a representative of Crowe LLP, the accounting firm appointed by the Audit Committee of the Board of Directors to be the Company’s independent registered public accounting firm for the year ending December 31, 2026, will be present at the Annual Meeting.

On behalf of our Board of Directors and employees, we thank you for your continued support and hope you participate in our virtual Annual Meeting.

Sincerely yours,

Kenneth J. Mahon	Stuart H. Lubow
Chairman of the Board	President and Chief Executive Officer

898 Veterans Memorial Highway Hauppauge, New York 11788

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be Held on May 28, 2026

WHEN	VIRTUAL MEETING	RECORD DATE
May 28, 2026 10:00 a.m. ET	virtualshareholdermeeting.com/DCOM2026	March 31, 2026

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of Dime Community Bancshares, Inc. (the “Company”) will be held virtually on Thursday, May 28, 2026 at 10:00 a.m. Eastern Time, to consider and vote upon the following:

Proposal		Board Recommendation

1.	The election of 11 directors to the Company’s Board of Directors, to hold office for a term of one year, and until their successors are elected and qualified;	FOR

2.	The ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026;	FOR

3.	Approval, by a non-binding advisory vote, of the compensation of the Company’s Named Executive Officers; and	FOR

4.	Amendment to the Company’s Certificate of Incorporation to change the Company name to “Dime Commercial Bancshares, Inc.”	FOR

In addition, we will consider and take action on such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. As of the date hereof, management is not aware of any other such business.

The Board of Directors has fixed March 31, 2026 as the record date for the Annual Meeting and any adjournment or postponement thereof. Only shareholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. A list of such shareholders will be available upon request for inspection by any shareholder for any lawful purpose germane to the Annual Meeting during the 10 days prior to the Annual Meeting and during the Annual Meeting.

By Order of the Board of Directors

Judy Wu
General Counsel and Corporate Secretary

April 13, 2026	Hauppauge, New York

YOU ARE CORDIALLY INVITED TO ATTEND THE VIRTUAL ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU OWN. THE BOARD OF DIRECTORS URGES YOU TO VOTE BY INTERNET, TELEPHONE OR MAIL AS SOON AS POSSIBLE. VOTING IN ADVANCE OF THE MEETING WILL NOT PREVENT YOU FROM ATTENDING AND VOTING ELECTRONICALLY DURING THE ANNUAL MEETING IF YOU CHOOSE TO DO SO.

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DIME COMMUNITY BANCSHARES, INC.

PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS

To Be Held on May 28, 2026

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

We are relying upon a U.S. Securities and Exchange Commission rule that allows us to furnish proxy materials to shareholders over the Internet. As a result, beginning on or about April 7, 2026, we sent by mail or e-mail a Notice of Internet Availability of Proxy Materials to certain shareholders, containing instructions on how to access our proxy materials, including our Proxy Statement and annual report to shareholders, over the Internet and how to attend and vote at the Annual Meeting. Other shareholders received paper copies of our proxy materials. If you received your proxy materials by mail, the Notice of Annual Meeting, Proxy Statement, proxy card and annual report to shareholders are enclosed.

Internet availability of our proxy materials is designed to expedite receipt by shareholders and lower the cost and environmental impact of the Annual Meeting. However, if you received such a Notice of Internet Availability of Proxy Materials and would prefer to receive paper copies of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials to request paper copies.

If you hold our common stock through more than one account, you may receive multiple copies of these proxy materials and will have to follow the instructions for each in order to vote all of your shares of our common stock.

The Notice of Annual Meeting, Proxy Statement, annual report to shareholders and sample proxy card are available for review at www.ProxyVote.com. The Notice of Annual Meeting, Proxy Statement and annual report are also available on the Company’s website at https://investors.dime.com. Information on our website is not a part of this Proxy Statement or accompanying materials.

GENERAL INFORMATION

General

This Proxy Statement is being furnished to the shareholders of Dime Community Bancshares, Inc. (the “Company,” “we,” “our” or “us”) in connection with the solicitation of proxies by the Company’s Board of Directors from holders of the shares of the Company’s issued and outstanding common stock, par value $0.01 per share (the “Common Stock”), for use at the virtual Annual Meeting of Shareholders to be held on May 28, 2026 (the “Annual Meeting”) at 10:00 a.m. Eastern Time, and at any adjournment or postponement thereof. This Proxy Statement and/or a Notice of Internet Availability of Proxy Materials is first being sent to shareholders on or about April 13, 2026.

Record Date

The Company’s Board of Directors has fixed the close of business on March 31, 2026 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting (the “Record Date”). Accordingly, only shareholders of record at the close of business on March 31, 2026 will be entitled to vote at the Annual Meeting. There were 43,886,835 shares of Common Stock outstanding on the Record Date.

Annual Meeting Admission and Participation

You are entitled to attend and participate in the Annual Meeting only if you were a Company shareholder as of the Record Date or if you hold a valid proxy for the Annual Meeting. If you plan to attend the Annual Meeting online, please be aware of what you will need to gain admission as described herein. If you do not comply with the procedures described herein for attending the Annual Meeting online, you will not be able to participate in the Annual Meeting. Shareholders may participate in the Annual Meeting by visiting www.virtualshareholdermeeting.com/DCOM2026. To attend online and participate in the Annual Meeting, shareholders of record will need to use their control number on their Notice of Internet Availability of Proxy Materials or proxy card. Beneficial shareholders who do not have a control number may gain access to the Annual Meeting by logging into their brokerage firm’s website and selecting the shareholder communications mailbox to link through to the

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Annual Meeting. Instructions should also be provided on the voting instruction card provided by their broker, bank, or other nominee.

We encourage you to access the Annual Meeting prior to the start time. Please allow ample time for online check-in, which will begin at 9:45 a.m. Eastern Time. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual shareholder meeting log-in page. Shareholders may submit questions live during the meeting. Shareholders can also access copies of the Proxy Statement and annual report on the website.

SOLICITATION AND VOTING OF PROXIES

Voting During the Meeting

Whether you are a shareholder of record or a beneficial shareholder, you may direct how your shares are voted without participating in the Annual Meeting. We encourage shareholders to vote well before the Annual Meeting, even if they plan to attend the Annual Meeting, by completing proxies online or by telephone, or, if they received printed copies of these materials, by mailing their proxy cards. Shareholders can vote via the Internet in advance of or during the Annual Meeting. Shareholders who attend the virtual Annual Meeting can vote during the meeting while the polls are open by clicking on the “Vote” button at www.virtualshareholdermeeting.com/DCOM2026 or submit questions during the Annual Meeting in the text box. Even if you plan to participate in the meeting, we recommend that you vote in advance by proxy, in case you later change your mind and determine not to participate in the meeting.

Voting Rights

Each holder of Common Stock on the Record Date will be entitled to one vote at the Annual Meeting for each share held on the Record Date. You may vote your shares of Common Stock in advance of the meeting by marking and signing your Proxy Card and returning it in the enclosed postage-paid envelope, by telephone or Internet by following the instructions stated on your Notice of Internet Availability of Proxy Materials or Proxy Card or by attending and voting via the Internet during the Annual Meeting. All properly executed proxies received by the Company on or before 11:59 p.m. Eastern Time on May 27, 2026 will be voted in accordance with the instructions indicated thereon. If no instructions are given, executed proxies will be voted FOR the election of each of the nominees for director, FOR the ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026, FOR the approval of compensation of the Company’s Named Executive Officers (as defined herein), and FOR the approval to amend the Bylaws to change the name of the Company to “Dime Commercial Bancshares, Inc.”

Management is not aware of any matters other than those set forth in the Notice of Annual Meeting of Shareholders that may be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, the person named in the proxy will vote the shares represented by all properly executed proxies on such matters in such manner as shall be determined by a majority of the Company’s Board of Directors.

Quorum and Vote Required

If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of directors and with respect to the advisory proposal regarding the compensation of our Named Executive Officers. Current regulations restrict the ability of your bank or broker to vote your uninstructed shares in the election of directors and other matters on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote with respect to the election of directors, and the advisory vote regarding the compensation of our Named Executive Officers, no votes will be cast on your behalf. These are referred to as “broker non-votes”. Your bank or broker does, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of our independent registered public accounting firm.

The presence by proxy or attendance via webcast at the Annual Meeting of the holders of at least a majority of the total number of shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker non-votes will be counted as present for the purpose of determining whether a quorum is present.

Under Proposal 1, directors are elected by a majority of the votes cast at the Annual Meeting, without regard to broker non-votes or proxies as to which authority to vote for a nominee is marked “AGAINST.” Shareholders may not vote their shares cumulatively for the election of directors.

Proposals 2, 3, and 4 require the affirmative vote of a majority of the votes cast at the Annual Meeting, without regard to broker non-votes or proxies marked “ABSTAIN.”

Although the advisory vote on the compensation of Named Executive Officers (Proposal 3) is non-binding as provided by law, the Company’s Board of Directors will review the results of the vote and consider them in making future determinations concerning executive compensation.

Revocability of Proxies

A proxy may be revoked at any time before it is voted by filing a written revocation of the proxy with the Company’s Corporate Secretary at 898 Veterans Memorial Highway, Suite 560, Hauppauge, New York 11788 or by submitting a duly executed proxy bearing a later date. A proxy also may be revoked by voting at the Annual Meeting.

Solicitation of Proxies

The Company will bear the costs of soliciting proxies from its shareholders. In addition to the use of mail, proxies may be solicited by officers, directors or employees of the Company or its wholly-owned subsidiary Dime Community Bank (the “Bank”) by telephone or other forms of communication. The Company will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to, and obtain proxies from, such beneficial owners, and will reimburse such holders for reasonable expenses incurred in connection therewith. The Company has hired Alliance Advisors to assist us in soliciting proxies and has agreed to pay a fee of $8,000, plus expenses, for its services.

Interests of Directors and Management in Certain Proposals

Shareholders will be asked to cast a non-binding advisory vote on Proposal 3 regarding compensation to the Company’s Named Executive Officers. The results of such votes may influence future compensation decisions. As a result, the Company’s senior executives have personal interests in the outcome of the proposal that are different from the interests of the Company’s other shareholders. The Board was aware of these interests and took them into account in recommending that the shareholders vote in favor of Proposal 3.

Director Attendance at Annual Meetings

Although it has no official policy regarding director attendance at annual meetings, the Board of Directors considers attendance at shareholder meetings a priority. All of the Company’s directors attended the Annual Meeting of Shareholders held on May 22, 2025.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Shareholders of the Company

Persons and groups who beneficially own in excess of five percent of the Common Stock are required to file certain reports with the Company and the Securities and Exchange Commission (“SEC”) regarding such beneficial ownership. The following table sets forth, as of the Record Date, certain information as to the shares of Common Stock owned by persons who beneficially own more than five percent of the issued and outstanding shares of Common Stock. We know of no persons, except as listed below, who beneficially owned more than five percent of the outstanding shares of Common Stock as of the Record Date. Except for the column titled “Percent of Outstanding Shares,” and as otherwise indicated, the information provided in the table was obtained from filings with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Addresses provided are those listed in the filings as the address of the person authorized to receive notices and communications. For purposes of the table below and the table set forth under “Security Ownership of Management,” in accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner of any shares of Common Stock: (1) over which he or she has or shares, directly or indirectly, voting or investment power, and (2) of which he or she has the right to acquire beneficial ownership at any time within 60 days of the Record Date. As used herein, “voting power” includes the power to vote, or direct the voting of, Common Stock and “investment power”

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includes the power to dispose, or direct the disposition, of such shares. Unless otherwise noted, each beneficial owner has sole voting and sole investment power over the shares beneficially owned.

	Number of Shares Owned	Percent of
Name and Address	and Nature of Beneficial	Outstanding
of Beneficial Owner	Ownership	Shares (6)
BlackRock, Inc.
50 Hudson Yards	6,085,591 (1)	13.87%
New York, NY 10001
Wellington Management Group LLP
280 Congress Street	4,263,230 (2)	9.72%
Boston, MA 02210
The Vanguard Group
100 Vanguard Blvd.	2,921,319 (3)	6.66%
Malvern, PA 19355
Dimensional Fund Advisors LP
6300 Bee Cave Road, Building One	2,330,751 (4)	5.31%
Austin, TX 78746
T. Rowe Price Investment Management, Inc.
101 E. Pratt Street	2,256,850 (5)	5.14%
Baltimore, MD 21202

(1)	Represents the total shares of Common Stock beneficially owned by Blackrock, Inc. as described in the Schedule 13F filed on February 12, 2026 with the SEC.
(2)	Represents the total shares of Common Stock beneficially owned by Wellington Management Group LLP as described in the Schedule 13F filed on February 17, 2026 with the SEC.
(3)	Represents the total shares of Common Stock beneficially owned by The Vanguard Group as described in the Schedule 13F filed on January 29, 2026 with the SEC.
(4)	Represents the total shares of Common Stock beneficially owned by Dimensional Fund Advisors LP as described in the Schedule 13F filed on February 12, 2026 with the SEC.
(5)	Represents the total shares of Common Stock beneficially owned by T. Rowe Price Investment Management, Inc. as described in the Schedule 13F filed on February 19, 2026 with the SEC.
(6)Based on the 43,878,183 total shares outstanding as of March 20, 2026.

Security Ownership of Management

The following table sets forth information as of the Record Date with respect to the shares of Common Stock beneficially owned by each of the Company’s directors and the principal executive officer, principal financial officer and three most highly compensated executive officers (other than the principal executive and principal financial officer) of the Company (the “Named Executive Officers”), certain other executive officers, and all of the Company’s directors and executive officers as a group. Except as otherwise indicated, each person and each group shown in the table has sole voting and investment power with respect to the shares of Common Stock indicated.

The Company’s Insider Trading and Confidentiality of Information Policy prohibits directors and executive officers from pledging Company securities as collateral for a loan while serving as a member of the Board, an officer, or employee of the Company.

Number of Shares
Owned and
		Nature of	Percent of
Name of		Beneficial	Outstanding
Beneficial Owner	Position	Ownership (1)	Shares (2)
Kenneth J. Mahon	Director, Chairman of the Board	262,066 (3)	*
Paul M. Aguggia	Director	14,973 (4)	*
Rosemarie Chen	Director	30,312 (5)	*
Judith H. Germano	Director	9,891 (6)	*
Matthew A. Lindenbaum	Director	2,023,169 (7)	4.6%
Albert E. McCoy, Jr.	Director	209,190 (8)	*
Raymond A. Nielsen	Director	37,777 (9)	*
Joseph J. Perry	Director	59,061 (10)	*
Kevin Stein	Director	31,284 (11)	*
Dennis A. Suskind	Director	97,090 (12)	*
Stuart H. Lubow	Director, President and Chief Executive Officer	234,387 (13)	*
Avinash Reddy	Senior Executive Vice President and Chief Operating Officer/Chief Financial Officer	58,741 (14)	*
Thomas X. Geisel	Senior Executive Vice President and Chief Commercial Officer	7,900 (15)	*
Michael J. Fegan	Senior Executive Vice President and Chief Technology & Operations Officer	22,412 (16)	*
Christopher J. Porzelt	Executive Vice President and Chief Risk Officer	19,616 (17)	*
All directors and executive officers as a group (24 persons) (19)		3,231,594 (18)	7.4%

*Represents less than 1%

(1)	Includes shares as to which a person (or his/her spouse) directly or indirectly has or shares voting power and/or investment power (which includes the power to dispose).
(2)	Based on the 43,878,183 total shares outstanding as of March 20, 2026 and the shares such person(s) has the right to acquire within 60 days of March 20, 2026.
(3)Includes 2,726 time-vested restricted stock awards over which Mr. Mahon has voting power.
(4)Includes 2,080 time-vested restricted stock awards over which Mr. Aguggia has voting power.
(5)Includes 2,223 time-vested restricted stock awards over which Ms. Chen has voting power.
(6)Includes 1,865 time-vested restricted stock awards over which Ms. Germano has voting power.
(7)	Includes the total shares of Common Stock collectively beneficially owned by Matthew Lindenbaum and Basswood Capital Management, L.L.C, with respect to which Mr. Lindenbaum serves as Principal Managing Member and Portfolio Manager. As described in the Form 4 filed on February 3, 2026 with the SEC with respect to the Company’s Common

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Stock, each of Basswood Capital Management, L.L.C., Matthew Lindenbaum and Bennett Lindenbaum may be deemed to be part of a “group” with such other reporting persons. Includes 1,865 time-vested restricted stock awards over which Mr. Lindenbaum has voting power. Matthew Lindenbaum held personal shares of BDGE/DCOM prior to becoming a director of the Company and before the shares were deemed controlled securities in which he “boxed” the shares.
(8)Includes 1,865 time-vested restricted stock awards over which Mr. McCoy has voting power.
(9)Includes 1,865 time-vested restricted stock awards over which Mr. Nielsen has voting power.
(10)Includes 2,223 time-vested restricted stock awards over which Mr. Perry has voting power.
(11)Includes 1,865 time-vested restricted stock awards over which Mr. Stein has voting power.
(12)Includes 2,223 time-vested restricted stock awards over which Mr. Suskind has voting power.
(13)Includes 33,055 time-vested restricted stock awards over which Mr. Lubow has voting power.
(14)Includes 12,833 time-vested restricted stock awards over which Mr. Reddy has voting power.
(15)Includes 7,144 time-vested restricted stock awards over which Mr. Geisel has voting power.
(16)Includes 7,423 time-vested restricted stock awards over which Mr. Fegan has voting power.
(17)Includes 5,514 time-vested restricted stock awards over which Mr. Porzelt has voting power.
(18)	Includes 86,769 shares of time-vested restricted stock awards over which the directors/executive officers have voting power and 113,725 shares of executive management not listed above.
(19)Includes all directors and executives that are disclosed under the “Executive Officers” section.

The following table sets forth information as of the Record Date with respect to the shares of Preferred Stock beneficially owned by each of the Company’s directors and the principal executive officer, principal financial officer and three most highly compensated executive officers (other than the principal executive and principal financial officer) of the Company (the “Named Executive Officers”), certain other executive officers, and all of the Company’s directors and executive officers as a group. Except as otherwise indicated, each person and each group shown in the table has sole voting and investment power with respect to the shares of Preferred Stock indicated.

		Number of
		Shares Owned
		and Nature	Percent of
Name of		of Beneficial	Outstanding
Beneficial Owner	Position	Ownership (1)	Shares (2)
Kenneth J. Mahon	Chairman of the Board	10,000	*
Rosemarie Chen	Director	400	*
Joseph J. Perry	Director	3,000	*
Stuart H. Lubow	Director, President and Chief Executive Officer	8,000	*
Avinash Reddy	Senior Executive Vice President and Chief Operating Officer/Chief Financial Officer	5,730	*

*Represents less than 1%

(1)	Includes shares as to which a person (or his/her spouse) directly or indirectly has or shares voting power and/or investment power (which includes the power to dispose).
(2)	Based on the 5,299,200 total shares outstanding as of March 20, 2026.

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PROPOSAL 1. — ELECTION OF DIRECTORS

General

The Company’s Board of Directors currently consists of eleven (11) members. Each director is elected annually to serve for a one-year term and until his or her successor shall have been elected and qualified. All members of the Board of Directors of the Company also serve on the Board of the Bank.

Information as to Nominees

The Board of Directors has nominated the following directors to serve on the Board for a term to expire at the 2027 annual meeting of shareholders.

The business experience of each of the Company’s directors nominated to be elected as directors, as well as the qualifications, attributes and skills that led the Board of Directors to conclude that each director should serve on the Board are as follows:

Kenneth J. Mahon	Paul M. Aguggia	Rosemarie Chen
Age: 75 Director since: 2021	Age: 63 Director since: 2022	Age: 59 Director since: 2021

Mr. Mahon is Chairman of the Board of Directors of the Company and the Bank. He was Executive Chairman for a three-year period following the closing of the merger (“Merger”) of Dime Community Bancshares, Inc. (“Legacy Dime”) and Bridge Bancorp, Inc. (“Legacy BNB”) in 2021 and until 2024. He was a director of Legacy Dime since 2002 and served as its Chief Executive Officer beginning in 2017. He joined Legacy Dime in 1980, prior to which he was affiliated with two other New York area banks. Mr. Mahon served as a director of the Federal Home Loan Bank of New York from 2017 until 2023. Mr. Mahon’s extensive knowledge of the banking industry and our Bank specifically provides valuable insight and counsel to the Board.

Mr. Aguggia has been a director of the Company since September 2022. He is currently a partner with the law firm of Holland & Knight LLP. Prior to joining Holland & Knight LLP in 2018, Mr. Aguggia was chairman and chief executive officer of Clifton Bancorp, Inc. from 2014 until its merger with Kearny Financial Corp. He also served as chairman of the law firm of Kilpatrick Townsend & Stockton LLP. Mr. Aguggia has extensive experience with banks and financial services companies through his over 35 years representing such clients on their most significant mergers and acquisitions and capital markets transactions, as well as on securities law, regulatory, and corporate governance matters, and through his service as an executive and a board member of a publicly held financial institution. Mr. Aguggia’s vast experience in the financial services industry and expertise in corporate and banking law provide valuable knowledge to the Board.

Ms. Chen was appointed a director of the Company effective with the closing of the Merger. She previously served as a director of Legacy Dime since 2017. Ms. Chen is currently the Global Financial Services Industry Leader at Willis Towers Watson, a global advisory, broker, and solutions company where she has advised on compensation, talent management, and performance development as well as on a variety of corporate governance matters. Prior to joining Willis Towers Watson, Ms. Chen held senior executive roles with Deloitte Consulting and Aon Hewitt/McLagan Partners. Ms .Chen’s more than 20 years of experience in working across human capital management and technology in support of aligning business strategies with talent solutions are valuable resources to the Board.

PROPOSAL 1.—ELECTION OF DIRECTIORS | General

Judith H. Germano	Matthew A. Lindenbaum
Age: 56 Director since: 2023	Age: 63 Director since: 2018

Ms. Germano was appointed a director of the Company in September 2023. Ms. Germano, an attorney, is founder and lead counsel of Germano Law LLC, Montclair, New Jersey, a boutique law firm she founded in 2013. Ms. Germano primarily advises and represents public and privately held companies on cybersecurity and AI governance, privacy, regulatory compliance, investigations, complex fraud matters, and litigation risk and strategy. Ms. Germano previously served with the U.S. Attorney's Office, District of New Jersey, for eleven years, including as Chief of the Economic Crimes Unit. Ms. Germano also worked with the global law firm of Shearman & Sterling LLP and served as a federal law clerk to judges on the U.S. Court of Appeals, Second Circuit, and the U.S. District Court, District of Connecticut. Ms. Germano’s expertise in cybersecurity, AI and data privacy governance, regulatory compliance, and risk management provide valuable insights and perspectives to the Board.

Mr. Lindenbaum is Principal, Managing Member and Portfolio Manager of Basswood Capital Management, LLC. He has been a director of the Company since 2018. Mr. Lindenbaum previously served as Vice Chairman of Community National Bank (“CNB”) and was a director at CNB from 2005 to 2015. He has also served as a director of Hudson Valley Holding Corp from 2014 to 2015. Mr. Lindenbaum is an experienced investor in community banks and his investor background and experience along with his service on the Board of Directors of other community banks are considered valuable attributes for service on the Board.

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PROPOSAL 1.—ELECTION OF DIRECTIORS | General

Stuart H. Lubow
Age: 68 Director since: 2023

After earning an accounting degree at Moravian, Mr. Lubow began his banking career at Chase Manhattan Bank, N.A., as assistant treasurer in the corporate subsidiary and management information systems audit division. Over the next several years, he worked at multiple banks, steadily taking on more complex auditing roles.

At the age of 29, Mr. Lubow was named Chief Operating Officer of Dollar Dry Dock, where he supervised more than 300 employees. At the time, the bank was shifting from a traditional teller-based model to financial retail centers that provided services such as wealth management, mortgages, and financial planning. Mr. Lubow led the launch of a state-of-the-art ATM network to increase convenience for customers and introduced a quality assurance program to evaluate and improve existing operations. He also oversaw the outsourcing of the bank’s MIS function, which resulted in significant efficiency improvements.

Subsequent to his tenure at Dollar Dry Dock, Mr. Lubow was recruited by two banks that were turnaround situations. In both roles, he stabilized operations while implementing strategies that restored profitability in a short period of time.

In 2008 Mr. Lubow founded a new bank (Community National Bank) from the ground up and shaped every aspect of its strategy from branch locations to community engagement. At Community National Bank, Mr. Lubow pioneered a business banking single-point-of-contact relationship model in which one banker manages all of a client’s needs, including loans, deposits, treasury services, and cash management.

After the sale of Community National to Bridgehampton National Bank, Mr. Lubow joined Dime Community Bank as its Chief Banking Officer in 2017. He was promoted to President in 2019 and was an integral part of Dime’s merger transaction with Bridgehampton National Bank that created a $12 billion Long Island banking powerhouse. In September 2023, he was appointed CEO of Dime. Over the past decade, Mr. Lubow has transformed Dime from its legacy thrift business model into a full service and growing commercial bank.

Under Mr. Lubow’s leadership, Dime developed a private banking business, built upon a single-point-of-contact approach and staffed by over 15 top banking teams that have brought in over $3 billion of new deposits, and diversified its balance sheet into various new areas such as healthcare, fund finance and other commercial lending areas. In 2026, recognizing the transformation that had been made under his leadership, the Bank announced plans to rebrand as Dime Commercial Bank.

Under Mr. Lubow’s leadership, Dime earned “Outstanding” Community Reinvestment Act (CRA) ratings in 2022 and 2024. The designation recognizes institutions that excel at meeting the credit needs of their communities, including low- and moderate-income neighborhoods.

PROPOSAL 1.—ELECTION OF DIRECTIORS | General

Albert E. McCoy, Jr.	Raymond A. Nielsen	Joseph J. Perry
Age: 62 Director since: 2008	Age: 75 Director since: 2013	Age: 59 Director since: 2021

Mr. McCoy has served in his role as a director of the Company since 2008. He is the owner and manager of Phase 2 Holding Corp., a holding corporation for commercial and residential real estate, and Phase 2 Building Corp. Under his leadership, these companies have expanded their portfolios, acquiring and managing a diverse range of properties. Mr. McCoy brings to the Board of Directors an extensive knowledge of local markets and the communities served by the Company.

Mr. Nielsen has been a director of the Company since 2013. He previously served as a director of CVD Equipment Corp. and the Director of Finance for the Beechwood Organization and is the former Chief Executive Officer of Reliance Federal Savings Bank and Herald National Bank. Mr. Nielsen also served as a director of North Fork Bancorporation and its subsidiary, North Fork Bank, for 6 years where he chaired the Compensation and Audit Committees and also served as lead independent director. Mr. Nielsen’s extensive banking and real estate development experience and knowledge of the communities served by the Company, provides a valuable resource to the Board of Directors.

Mr. Perry was appointed a director of the Company effective with the closing of the Merger. He previously served as a director of Legacy Dime since 2005. Mr. Perry is currently a managing director at CBIZ, Inc., a public accounting firm headquartered in Cleveland, OH where he serves as the National Tax Leader. Previously, he served as Marcum LLP’s Tax and Business Leader since 2006 and was a member of the Firm’s Executive Committee. Prior to joining Marcum LLP, Mr. Perry was a tax partner at one of the leading “Big 5” accounting firms and provided services to several financial services companies throughout the New York metropolitan area. Mr. Perry’s more than 30 years of tax and accounting experience in the financial services industry are valuable resources to the Board.

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PROPOSAL 1.—ELECTION OF DIRECTIORS | General

Kevin Stein	Dennis A. Suskind
Age: 64 Director since: 2021	Age: 83 Director since: 2002

Mr. Stein was appointed a director of the Company effective with the closing of the Merger. He previously served as a director of Legacy Dime since 2018. Since January 2024, Mr. Stein has been Managing Director of Klaros Capital, a division of advisory and investment firm Klaros Group. In addition, in April 2025, he joined the investment committee of Theorem Partners LLC, a wholly owned registered investment advisory subsidiary of Pagaya Technologies Ltd (Nasdaq: PGY, Pagaya). From June 2022 through December 2024, he served as an independent consultant. Mr. Stein was previously Chief Executive Officer and a director of EJF Acquisition Corp. which merged with Pagaya Technologies Ltd. in 2023. Prior to joining EJF Capital, Mr. Stein was CEO of Resolution Analytica, a Managing Director of the Financial Institutions Group of Barclays, a member of the leadership team of GreenPoint Financial Corporation, and an Associate Director of the Federal Deposit Insurance Corporation. Mr. Stein is lead independent director of Onity Group, Inc. Mr. Stein’s more than 30 years of experience in finance and banking, and his regulatory knowledge, make him qualified to serve as a director.

Mr. Suskind was a General Partner of Goldman Sachs & Co. He has been a director of the Company since 2002. He is also the lead director of the Chicago Mercantile Exchange (CME) since 2008 and serves as a member of its Audit, Nominating and Governance, and Executive Committees and is Chairperson of its Risk Committee. Mr. Suskind is a past Vice Chairman of the NY Mercantile Exchange and the New York Commodity Exchanges. He was also a Board Member of Navistar, Inc. until its sale in 2021. Mr. Suskind is also the President of the Stein Eriksen Lodge in Deer Valley, Utah and the Hampton Classic Horse Show in Bridgehampton, New York as well as an Honorary Board Member of the Marymount School in New York City. He was elected to the Southampton Town Board and served from 2001 to 2004. His considerable experience in investment banking, capital markets, and his service on the Board of Directors of other publicly traded companies are valuable assets to the Board of Directors.

It is intended that the proxies solicited on behalf of the Board of Directors will be voted at the Annual Meeting for the election of each of these nominees (other than proxies in which the vote is withheld as to any nominee). Each nominee has consented to being named in this Proxy Statement and to serve, if elected. If a nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why a nominee would be unable to serve, if elected.

Independence of Nominees

The Company intends to transfer its securities listing from Nasdaq to the New York Stock Exchange (“NYSE”) on or around April 7, 2026.  Therefore, an independence analysis was conducted and determination made under each exchange for full transparency and disclosure.

The Board has determined that, with the exception of Mr. Lubow, each member of the Board is an “independent director” within the meaning of the corporate governance listing standards of Nasdaq and the NYSE. Mr. Mahon was deemed independent by the Board as he ceased to be an employee of the Company in 2021 and has not been on its payroll or an executive officer since that date. His board fees since 2021 for his Chairman role have been less than $100,000.  Mr. Lubow is not considered independent because he is an employee of the Company. In reaching independence determinations of other directors, the Board considered any loans outstanding that were made by the Bank to a director and any related transactions between the Company and a director. See “Certain Relationships and Related Transactions”.

Skills and Experience of Our Directors

Each nominee for the Board of Directors brings relevant experience that provides sound oversight and guidance to management in developing corporate strategy, managing risk, and promoting an inclusive culture. Nominees for the Board possess the following skills, with “0” representing no skills and experience for that expertise, and “3” representing the highest level of skills and experience for that expertise, as determined by the Board:

Skills and Experience Assessment Results
	0	1	2	3
Accounting/Auditing	0%	18%	27%	55%	100%
Banking/Commercial Lending Leadership	9%	9%	18%	64%	100%
Capital Markets/Treasury Portfolio Mgmt.	9%	18%	27%	45%	100%
Experience in Investment Banking/Industry Research	0%	18%	27%	55%	100%
Real Estate Lending/Development	0%	9%	55%	36%	100%
Experience in Financial/Regulatory Compliance	0%	36%	0%	64%	100%
Experience in Diversity and Inclusion Practices/Management	0%	18%	45%	36%	100%
Background in Technology, Blockchain, Fintech	9%	27%	36%	27%	100%
Banking/Corporate Law	18%	27%	27%	27%	100%
Organizational Senior Leadership Role	0%	0%	27%	73%	100%
Risk Management Leadership	0%	18%	18%	64%	100%
Other Board Experience	0%	18%	9%	73%	100%
Strategic Planning/M&A Experience	0%	9%	18%	73%	100%

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED IN THIS PROXY STATEMENT

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DIRECTOR NOMINATIONS

The Board of Directors has established a Corporate Governance and Nominating Committee (the “Corporate Governance Committee”) for the selection of directors to be elected by the shareholders. Nominations of directors to the Board are recommended by the Corporate Governance Committee and determined by the full Board of Directors. The Board believes that it is appropriate to have the input of all directors with respect to the candidates to be considered for election to the Board by the shareholders. In this regard, the Board believes that each individual director has a unique insight into the operations of the Company and the Bank, the communities in which we operate, and the needs of the Company with respect to Board membership.

The Corporate Governance Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of gaining new perspectives. The Corporate Governance Committee coordinates annual performance evaluations for the Board of Directors. All nominees for director currently serve on the Board. If any member of the Board does not wish to continue in service, or if the Committee decides not to re-nominate a member for re-election, or if the size of the Board is increased, or if it is determined that the existing skill level of the Board is not appropriate and a director replacement would fill any skill gaps, the Committee will solicit suggestions for director candidates from all Board members. The Corporate Governance Committee is authorized to retain search firm(s) to assist in the identification of candidates for director nominees. The Corporate Governance Committee is not limited to a specific process in identifying candidates and will consider potential nominees from various sources, including recommendations from shareholders as well as directors and officers of the Company. Individuals recommended by shareholders are evaluated in a manner identical to other potential nominees. The Corporate Governance Committee seeks candidates who possess the background, skills, and expertise to make a significant contribution to the Board, and to the Company and its shareholders. The Corporate Governance Committee annually assesses the skills of the directors in order to identify any skills gaps that might need to be addressed when searching for new director nominees. The Corporate Governance Committee selects individuals as director nominees who will have the highest personal and professional integrity, who have demonstrated exceptional ability and judgment and who shall be most effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the Company’s shareholders.

PROCEDURES FOR THE NOMINATION OF DIRECTORS BY SHAREHOLDERS

The Company’s Bylaws set forth the procedures for the submission of director nominees by shareholders. Shareholders can submit nominations for director by writing to our Corporate Secretary, Dime Community Bancshares, Inc., 898 Veterans Memorial Highway, Suite 560, Hauppauge, New York 11788. The Corporate Secretary must receive a submission not less than ninety (90) days prior to the date of the Company’s proxy materials for the preceding year’s annual meeting. As more fully set forth in the Company’s Bylaws, the submission must include the following information:

●	A statement that the writer is a shareholder and is proposing a candidate for consideration by the Board or is proposing business for the consideration by the shareholders of the Company;
●	The name and address of the shareholder as they appear on the Company’s books, and number of shares of Common Stock that are owned beneficially by such shareholder (if the shareholder is not a holder of record, appropriate evidence of the shareholder’s ownership will be required);
●	The name, address and contact information for the candidate, and the number of shares of Common Stock that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the candidate’s ownership should be provided);
●	A statement of the candidate’s business and educational experience, detailed information about any relationship or understanding between the proposing shareholder and the candidate, and a statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected;
●	Such other information regarding the candidate as would be required to be included in the proxy statement pursuant to SEC Regulation 14A;
●	A statement detailing any relationship or agreement between the proposing shareholder, the candidate and any customer, supplier or competitor of the Company or its affiliates; and
●	A statement as to whether the shareholder intends to deliver a proxy statement and form of proxy to holders of a sufficient number of holders of the Company’s voting shares to elect such nominee or nominees.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD

A shareholder of the Company who wants to communicate with the Board of Directors or with any individual director can write to the Corporate Secretary, Dime Community Bancshares, Inc., 898 Veterans Memorial Highway, Suite 560, Hauppauge, New York 11788.

The letter should indicate that the author is a shareholder and if shares are not held of record, should include appropriate evidence of stock ownership. Depending on the subject matter, the Corporate Secretary will:

●	Forward the communication to the director or directors to whom it is addressed;
●	Attempt to handle the inquiry directly, for example where it is a request for information about the Company or it is a stock-related matter; or
●	Not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

At each Board meeting, the Corporate Secretary shall present a summary of all communications received since the last meeting that were not forwarded and make those communications available to the directors.

CODE OF ETHICS

The Board has adopted a Code of Ethics that is applicable to the officers, directors and employees of the Company, including the Company’s principal executive officer, principal financial officer, and principal accounting officer or controller, or persons performing similar functions. The Code of Ethics is available on the Company’s website, https://investors.dime.com. Amendments to and waivers from the Code of Ethics will also be disclosed on the Company’s website.

BOARD MEETINGS AND COMMITTEES

The following three standing committees facilitate and assist the Board in executing its responsibilities: the Audit Committee, the Compensation and Human Resources Committee (“Compensation Committee”) and the Corporate Governance Committee. The table below shows current membership for each of the standing Board committees.

Corporate Governance
Audit Committee	Compensation Committee	Committee
Dennis Suskind *	Rosemarie Chen *	Paul M. Aguggia *
Albert E. McCoy, Jr	Paul M. Aguggia	Joseph J. Perry
Joseph J. Perry	Matthew A. Lindenbaum	Dennis A. Suskind

* Committee Chairperson

The Audit Committee, Compensation Committee and Corporate Governance Committee are comprised solely of independent directors. In addition, the Company has a Compliance Risk Committee, an Enterprise Risk Committee, and an Executive Committee. The Bank has a Board-level Credit Risk Committee.

The business of the Board of Directors of the Company and the Bank is conducted through meetings and activities of the Boards and their Committees. The Board of Directors of the Company and the Bank generally hold ten regular meetings during the course of a year but will meet more often as may be necessary. The Board of Directors of the Company and the Bank met twelve times during 2025. No director attended fewer than 75% in the aggregate of the total number of Board meetings held and the total number of Committee meetings on which he or she served during 2025, including Board and Committee meetings of the Bank and the Company.

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BOARD LEADERSHIP AND RISK OVERSIGHT

Board Leadership Structure

The Chairman of the Company is Kenneth J. Mahon. The Chairman provides overall leadership to enhance the effectiveness and performance of the Board of Directors and acts as the primary spokesperson for the Board of Directors and, among other things, confers with the Chief Executive Officer on reviewing and developing strategic initiatives for the Company and on succession planning and key hiring and firing decisions. The Company believes that the current separation of the Chairman and Chief Executive Officer roles is good governance policy and enhances Board independence and oversight.

The Role of the Board in Risk Oversight

In the ordinary course of business, the Company faces various strategic, operating, compliance, reputational, technological, cybersecurity and financial risks. Management is responsible for the day-to-day management of risk, while the Board, as a whole and through its Committees, is responsible for the oversight of risk management. In its risk oversight role, the Board has the responsibility of satisfying itself that the risk management processes designed and implemented by management are adequate and functioning as designed. The Enterprise Risk and Audit Committees assist the Board of Directors in its oversight of the Company’s corporate-wide risk management and in identifying, measuring, monitoring, and managing risks, and as to the Audit Committee in particular, material financial risks. The Enterprise Risk Committee of the Board is responsible for overseeing the Company’s risk management framework. It recommends to the Board for its approval the Company’s Risk Appetite Statement developed by management. The Risk Appetite Statement sets forth risk targets and tolerance ranges with respect to the amounts and types of risk that the Company is willing to accept. Key risk indicator limits and thresholds are measured and reported quarterly to the Enterprise Risk Committee. As part of its oversight of cybersecurity, the Enterprise Risk Committee receives quarterly updates from management with respect to the Company’s cybersecurity program, emerging cybersecurity risks, and status of operational changes meant to address cybersecurity risks. The Company’s Enterprise Risk Committee also receives regular reports from the Compliance Risk and Credit Risk Committees of the Board.

The Compliance Risk Committee of the Board assists the Board in fulfilling its compliance oversight responsibilities regarding consumer protection and fair lending, the Community Reinvestment Act, and BSA/AML compliance by, among other things, approving and reviewing the effectiveness of the Bank’s compliance management system and overseeing the assessment and monitoring of the risks associated with the Bank’s consumer compliance and BSA/AML activities. The Credit Risk Committee of the Board assists the Board in fulfilling its credit risk management functions by, among other things, setting acceptable levels of credit risk and reviewing the effectiveness of management’s administration and monitoring of credit risk. The Executive Committee of the Board has authority to exercise all powers and authority of the Board when the Board is not in session. In addition, management has established management ALCO, Compensation and Benefits, Credit Risk, Enterprise Risk, Loan Approval, Regulatory Compliance Risk, and Technology committees to provide regular reports as to the actions taken by management to adequately address those risks.

THE AUDIT COMMITTEE

The Audit Committee currently consists of Directors Suskind (Chairperson), McCoy and Perry. Each member of the Audit Committee is considered “independent” as defined in the Nasdaq corporate governance listing standards and under SEC Rule 10A-3. The duties and responsibilities of the Audit Committee include, among other things:

●	Retain, oversee and evaluate the independent registered public accounting firm to audit the annual consolidated financial statements of the Company;
●	In consultation with the independent registered public accounting firm and the internal audit function, review the integrity of the Company’s financial reporting processes, both internal and external;
●	Review the annual audited consolidated financial statements, quarterly financial statements and the independent registered public accounting firm’s report with management and the independent registered public accounting firm and recommend inclusion of the annual audited consolidated financial statements in the Company’s annual report on Form 10-K;
●	Review and discuss with the independent registered public accounting firm all significant relationships the independent registered public accounting firm has with the Company to determine and assess independence, qualification and performance;

●	Review the internal audit function of the Company and the annual audit plan and ensure that the internal audit function adheres to the Institute of Internal Audit’s International Professions Practice Framework;
●	Approve all engagements for audit and non-audit services by the independent registered public accounting firm; and
●	Review the adequacy of the Audit Committee charter.

The Audit Committee met four times during 2025. The Audit Committee reports to the Board on its activities and findings. The Board of Directors has determined that Director Perry is an “Audit Committee Financial Expert” as that term is used in the rules and regulations of the SEC.

AUDIT COMMITTEE REPORT

The Audit Committee operates under a written charter adopted by the Board of Directors. A copy of the charter of the Audit Committee is available on the Company’s website, https://investors.dime.com.

Management is responsible for the preparation of the Company’s consolidated financial statements and their assessment of the design and effectiveness of the Company’s internal control over financial reporting. The Independent Registered Public Accounting Firm is responsible for performing an independent audit of the Company’s consolidated financial statements and opining on the effectiveness of the Company’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and issuing their reports thereon. As provided in its charter, the Audit Committee’s responsibilities include monitoring and overseeing these processes.

In discharging its responsibilities, the Audit Committee has:

●	Reviewed and discussed with management, and the Independent Registered Public Accounting Firm, the Company’s audited consolidated financial statements for the year ended December 31, 2025;
●	Reviewed and discussed with the Independent Registered Public Accounting Firm all matters required to be discussed under the applicable requirements of the PCAOB; and
●	Received the written disclosures and the letter from the Independent Registered Public Accounting Firm required by applicable requirements of the PCAOB regarding the Independent Registered Public Accounting Firm’s communications with the audit committee concerning independence, and has discussed with the Independent Registered Public Accounting Firm its independence from the Company.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and filed with the SEC. In addition, the Audit Committee selected Crowe LLP to be the Company’s Independent Registered Public Accounting Firm for the year ending December 31, 2026, subject to the ratification of this appointment by the shareholders.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts.

The foregoing report has been furnished by Audit Committee members:

Dennis A. Suskind, Chairperson

Albert E. McCoy, Jr.

Joseph J. Perry

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THE COMPENSATION COMMITTEE

The Compensation Committee is appointed by the Board of Directors to assist the Board in fulfilling its responsibilities relating to the compensation and benefits provided to the Company’s executive management and to review, administer, evaluate and recommend the benefit plans and overall compensation for the Company. The Compensation Committee met six times during 2025. The Compensation Committee currently consists of Directors Chen (Chairperson), Aguggia and Lindenbaum. Each member of the Compensation Committee is considered independent as defined in the Nasdaq and New York Stock Exchange corporate governance listing standards. The Board has adopted a charter for the Compensation Committee, which is available on the Company’s website, https://investors.dime.com.

The Compensation Committee’s responsibilities include, among other duties, the responsibility to:

●	Establish, review, and modify from time to time as appropriate the overall compensation philosophy of the Company;
●	Review, evaluate and recommend Company objectives relevant to the compensation and other direct and indirect benefits, of the Chief Executive Officer and other executive officers; review and evaluate CEO performance relative to established goals; and review, evaluate and recommend to the full Board of Directors, the CEO’s compensation, employment and severance agreement, including any change of control and indemnification provisions;
●	Review, evaluate and recommend Company objectives relevant to the compensation of the Company’s other executive officers; review and evaluate such officers’ performance relative to established goals; and review, evaluate and determine such officers’ compensation, employment and severance agreements, including any change of control and indemnification provisions;
●	Review, evaluate and recommend, in consultation with the Corporate Governance Committee, the compensation to be paid to directors of the Company and of affiliates of the Company for their service on the Board;
●	Administer the Company’s stock benefit plans; and
●	Review and oversee incentive compensation arrangements of the Bank and Company to ensure they are balanced relative to risk objectives, controls and regulatory guidance.

Compensation recommendations for the CEO, Chief Operating Officer/Chief Financial Officer (“COO/CFO”), Chief Commercial Officer, Chief Technology Officer, and Chief Risk Officer are made by the Compensation Committee. Decisions regarding compensation, including equity and non-equity compensation, for the other officers are made under the authority of the Company’s CEO. In 2025, the Compensation Committee engaged Pay Governance, an outside and independent national compensation consulting firm, to (1) review target pay opportunities and pay mix of the Company’s Named Executive Officers, (2) evaluate proxy advisors’ potential support of the Company’s Say on Pay proposal, (3) provide feedback on the Compensation Discussion and Analysis, and (4) assist in pay vs. performance disclosures. The fees paid to Pay Governance for its services in 2025 totaled $33,030.

The Compensation Committee considered the independence of Pay Governance, in light of SEC rules and Nasdaq and New York Stock Exchange listing standards. The Committee requested and received a report from Pay Governance addressing the independence of Pay Governance and its consultants, including the following factors: (1) other services provided to us by Pay Governance; (2) fees paid by us as a percentage of Pay Governance’s total revenue; (3) policies or procedures maintained by Pay Governance that are designed to prevent a conflict of interest; (4) any business or personal relationships between the consultants and a member of the Committee; (5) any company stock owned by the consultants; and (6) any business or personal relationships between our executive officers and the consultants. The Committee discussed these considerations and concluded that the work performed by Pay Governance and its consultants involved in the engagements did not raise any conflict of interest and that Pay Governance has served as an independent compensation consultant.

At the request of the Compensation Committee, Compensation Committee meetings are attended by the CEO and the COO/CFO. At each meeting, the Compensation Committee meets in executive session, which excludes executive management. The Compensation Committee’s Chairperson reports the Committee’s recommendations on executive compensation to the Board.

Compensation Committee Interlocks and Insider Participation

None of the current members of the Compensation Committee, or former members who served during 2025, is, or was, an officer of the Company. During the year ended December 31, 2025, the Company had no “interlocking” relationships in which any executive officer of the Company is a member of the board of directors or compensation committee of another entity, one of whose executive officers is a member of the Company’s Board of Directors or Compensation Committee.

THE CORPORATE GOVERNANCE COMMITTEE

The Corporate Governance Committee is appointed by the Board of Directors to assist the Board in developing corporate governance principles applicable to the Company and to recommend nominees for directorships and committee memberships to the Board. The Corporate Governance Committee met three times during 2025. The Corporate Governance Committee consists of Paul M. Aguggia (Chairperson), Joseph J. Perry, and Dennis A. Suskind. Each member is considered independent as defined in the Nasdaq and NYSE corporate governance listing standards. The Board has adopted a charter for the Corporate Governance Committee, which is available on the Company’s website, https://investors.dime.com.

The Corporate Governance Committee’s responsibilities include, among other duties, the responsibility to:

●	Review the size and composition of the Board from time to time and make recommendations to the Board regarding such assessments;
●	Develop, adopt and recommend to the Board criteria for the selection of individuals to be considered for election or re-election to the Board;
●	Recommend to the Board nominees to stand for election by the shareholders at the annual meeting;
●	Review status and independence of a director if there is change in such director’s employment or third-party responsibilities;
●	Review Board committees and recommend to the Board the number, identity and responsibilities of Board committees and the Chairperson of such committees, as well as the directors designated to serve as members of such committees;
●	Review and approve all related-party transactions, including transactions between the Company and a related person as defined in Item 404 of Regulation S-K;
●	Review, evaluate and recommend, in conjunction with the Compensation Committee and the Chairman of the Board, succession planning and management development for executive officers, including the CEO; and
●	In consultation with the Chief Executive Officer and the executive management of the Company, develop and assist in the implementation of appropriate director education and training programs for the Board.

DIRECTOR COMPENSATION

General

The Compensation and Corporate Governance Committees recommend Board compensation to the Board for its approval. Periodic annual reviews are performed of the compensation practices of a group of comparable institutions, consistent with the Company’s philosophy for setting director pay. Consistent with a majority of the comparison group, non-employee director compensation was paid 55% in cash and 45% in restricted stock to vest one year after grant. In addition, Board Committee chair retainer fees are set at competitive levels. Consistent with the practice of the comparison group, no fees were paid for attendance at Board and Committee meetings. Board compensation has remained unchanged since 2021 keeping in mind the overall economic environment and the Board’s focus on expense discipline.

Compensation Paid to Board Members in 2025

All members of the Board of Directors of the Company also serve on the Board of the Bank. For fiscal year 2025, each outside non-employee director received an annual retainer fee of $130,000. The Chairman of the Board of Directors received an additional annual retainer of $60,000. The Chairpersons of the Audit, Compensation, and Enterprise Risk Committees received an annual Committee chair retainer of $25,000 and the Chairperson of the Corporate Governance Committee received an annual Committee chair retainer of $15,000. All retainers were paid 55% in cash and 45% in Common Stock. The Company’s 2021 Equity Incentive Plan limits compensation to a non-employee director to $250,000

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per year, inclusive of the grant date fair value of equity awards plus the amount of any cash-based compensation paid to the non-employee director. See “Director Summary Compensation Table,” below.

Directors’ Stock Purchase Program

The Company maintains the Dime Community Bancshares, Inc. Directors’ Stock Purchase Program (the “DSPP”). The DSPP permits outside directors to receive, in the form of Common Stock, all or any portion of Board or Committee Chair retainers that are otherwise payable in cash. Any election must be made during a period when open market trading is permitted and can only be changed or revoked during a similar period. All elections and changes are subject to Compensation Committee or Board approval. Elections are limited to a specific calendar year, and, therefore, must be renewed and approved by the Compensation Committee or Board each year. Under the DSPP, cash compensation is converted into shares of Common Stock based on the closing price of the Common Stock on the Nasdaq Stock Market on the date on which the cash compensation would otherwise be paid. Ms. Germano and Mr. Perry participated in the DSPP during the year ended December 31, 2025.

Director Summary Compensation Table

The following table sets forth information pertaining to the compensation paid to non-employee directors for the fiscal year ended December 31, 2025:

	Fees Earned or	Stock
Name (1)	Paid in Cash	Awards	Total
Kenneth J. Mahon	$104,500	$85,500 (2)	$190,000
Paul M. Aguggia	$79,750	$65,250 (3)	$145,000
Rosemarie Chen	$85,250	$69,750 (4)	$155,000
Michael P. Devine (6)	$39,862	— (5)	$39,862
Judith H. Germano	$71,500	$58,500 (5)	$130,000
Matthew A. Lindenbaum	$71,500	$58,500 (5)	$130,000
Albert E. McCoy, Jr.	$71,500	$58,500 (5)	$130,000
Raymond A. Nielsen	$71,500	$58,500 (5)	$130,000
Joseph J. Perry	$85,250	$69,750 (4)	$155,000
Kevin Stein	$72,750	$69,750 (4)	$142,500
Dennis A. Suskind	$84,000	$58,500 (5)	$142,500

(1)	Stuart H. Lubow, the Company’s CEO, is not included in this table as he is a Named Executive Officer of the Company and did not receive additional compensation as a director.
(2)	Value of 2,701 shares of restricted stock awarded on January 1, 2025, and computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC 718”).
(3)	Value of 2,061 shares of restricted stock awarded on January 1, 2025, and computed in accordance with FASB ASC 718.
(4)	Value of 2,203 shares of restricted stock awarded on January 1, 2025, and computed in accordance with FASB ASC 718.
(5)	Value of 1,848 shares of restricted stock awarded on January 1, 2025, and computed in accordance with FASB ASC 718.
(6)	Upon his retirement on April 24, 2025, Mr. Devine’s annual restricted stock award of 1,848 shares, granted on January 1, 2025, was pro-rated based on the amount of time he served on the Board in 2025.

Community Reinvestment

The Bank received an “Outstanding”, which is the highest possible rating, across all three components of the Federal Reserve Bank Community Reinvestment Act (“CRA”) examination, including the Lending Test, Investment Test, and Service Test.

The FRBNY referenced multiple achievements in its CRA evaluation of the Bank. Select highlights include:

●	Dime was a leader in making community development loans and has made use of innovative and flexible lending practices to meet credit needs within Dime’s assessment area.
●	Dime had an excellent level of qualified community development investments and grants, and often in a leadership position, particularly those that are not routinely provided by private investors.
●	Dime exhibited excellent responsiveness to credit and community development needs.
●	Dime was a leader in providing community development services.

Economic Assistance

●	The Bank has a goal of investing at least 15% of Tier 1 Capital in CRA qualified investments. At December 31, 2025, CRA qualified investments represented 19% of Tier 1 Capital.
●	In 2025 the Bank made 38 community development loans totaling $177 million.
●	The Bank participates in the Fannie Mae HomeReady and SONYMA first-time homebuyers’ programs to provide assistance to first-time homebuyers. The Bank also provides closing cost assistance and Affordable Housing Products.
●	The Bank partners with the FHLBNY offering grants to income-qualified first-time homebuyers.
●	In 2025, the Bank originated over 373 small business loans totaling $189 million.
●	The Bank partners with various groups in providing fair access to capital. For example, NYC-based CDFI Accompany Capital, Ascendus, the Urban League of Long Island, Brooklyn PowerUp sponsored by the Brooklyn Public Library, and 1010 WINS Small Business Challenge.
●	During 2025, the Bank issued 63 mortgages to low and moderate-income communities and customers totaling $30.8 million.

Employee Engagement

Employee Health and Wellness

The Company provides tools and resources to promote the health and safety of our employees.

●	The Company’s Employee Assistance Program offers confidential counseling to employees from professionals with experience in physical and mental health, financial and social issues.
●	The Bank maintains the Healthier Together program through the Bank’s intranet that promotes various wellness topics. Past topics have included mental health, nutrition, and heart health.
●	The Bank offers a generous benefits program for its employees, including health, dental and vision insurance, personal time off, 401(k) program, health saving accounts, flexible spending accounts, employee stock purchase plan, disability and life insurance, legal insurance plan, commuter cost reduction plan, and tuition assistance programs.

Employee Development

The Company is committed to offering employees a variety of opportunities to enhance their skills, develop their knowledge and expand their professional capacities.

●	Internal training provided to help employees succeed.
●	Educational Assistance Program provides employees with assistance for tuition reimbursement.
●	Internal mobility is promoted throughout the organization, and all employees have opportunities for growth/promotion after 6 months of employment.

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Service and Volunteerism

●	During 2025, the Bank volunteered with over 30 unique organizations in 56 individual events.
●	Over 50 Bank officers serve on not-for-profit boards.
●	155 employees volunteered for over 480 total hours.

Corporate Governance

The Company is committed to building a resilient, sustainable company by staying true to a strong governance framework, ethical business practices and proactive thinking.

Corporate Governance

●	The Board has an independent Chairman.
●	The Chairman and CEO roles are separate to enhance Board independence and oversight.
●	The standing committees are comprised of independent directors.
●	10 of 11 Board members are independent.
●	Board members are elected annually.
●	Board members must be elected by a majority vote in uncontested elections.
●	The Board and Board committees conduct annual self-assessments to measure their effectiveness.
●	Directors and Named Executive Officers have minimum stock ownership requirements.
●	The Board and Board committees have the right to retain independent outside financial, legal and other advisors.

Corporate Conduct

●	The Company maintains a Code of Conduct and Ethics policy.
●	Whistleblower policy applicable to all employees.
●	The Company maintains an Insider Trading and Confidentiality Policy governing trading of Company securities by the Board, executive management and other employees of the Company, and it is also the Company’s policy to comply with all applicable securities laws when transacting in its own securities.
●	The Bank provides training to employees on harassment, ethics, and privacy.

EXECUTIVE OFFICERS

The following individuals are executive officers of the Company and/or the Bank, holding the offices set forth opposite their names as of the Record Date:

Name	Position Held
Stuart H. Lubow	President and Chief Executive Officer
Avinash Reddy	SEVP and Chief Operating Officer and Chief Financial Officer
Thomas X. Geisel	SEVP and Chief Commercial Officer
Michael J. Fegan	SEVP and Chief Technology & Operations Officer
Christopher J. Porzelt	EVP and Chief Risk Officer
Mario Caracappa	EVP and Chief Treasury Management Officer
Angelo Frangella	EVP and Director of Private Banking
Geraldine Harden	EVP and Head of Commercial Loan Services
Monica LaCroix-Rubin	EVP and Chief Compliance Officer
James J. Manseau	EVP and Chief Banking Officer
Steven Miley	EVP and Chief Marketing Officer
Robert C. Rowe	EVP and Chief Credit Officer
Austin Stonitsch	EVP and Chief Human Resources Officer
Judy Wu	EVP and General Counsel and Corporate Secretary

The executive officers are elected annually and hold office until their respective successors have been elected and qualified, or until death, resignation or removal by the Board of Directors.

Biographical information of the executive officers who are not directors of the Company or Bank is set forth below.

Avinash Reddy, age 41

Senior Executive Vice President, Chief Operating Officer and Chief Financial Officer of the Company and the Bank

Mr. Reddy joined Legacy Dime in 2017 as Treasurer and Head of Corporate Development. In 2019, he was promoted to Executive Vice President and Chief Financial Officer and in February 2021 he was promoted to Senior Executive Vice President. In 2024, Mr. Reddy’s role was expanded beyond the finance department to include responsibility over all client facing deposit businesses, including the Branch network, Municipal Banking, Private Banking, and Treasury Management. In recognition of his expanded role and involvement across all of the Bank’s business lines, corporate and support staff functions, and major strategic initiatives, Mr. Reddy took on the additional title of Chief Operating Officer in October 2025. Prior to joining Dime, Mr. Reddy held investment banking roles with firms including Evercore Partners, from 2011 to 2014, Barclays Capital, from 2008 to 2011 and Lehman Brothers, from 2005 to 2008.

Thomas X. Geisel, age 64

Senior Executive Vice President and Chief Commercial Officer

Mr. Geisel joined the Bank in February 2025 as a Senior Executive Vice President, and he was appointed Chief Commercial Officer in October 2025. He is responsible for the strategic direction and plan execution of the commercial banking business. Before joining the Bank, he was President of Corporate Banking, at Webster Bank (formally known as Sterling National Bank). Prior to Sterling National Bank, Mr. Geisel was President, Chief Executive Officer and a Director of Sun Bancorp. Prior to Sun Bancorp, Mr. Geisel was at KeyCorp, including serving as President of the Northeast Region. Most recently, he was recruited as CEO to lead a turnaround of Republic First, which culminated in an assisted transaction.

Michael J. Fegan, age 60

Senior Executive Vice President and Chief Technology and Operations Officer of the Bank

Mr. Fegan joined Legacy Dime as Executive Vice President and Chief Technology Officer in 2019 and was promoted to Senior Executive Vice President and Chief Technology and Operations Officer of the Bank in April 2023. Mr. Fegan served as the Chief Information and Operations Officer of Investors Bank from 2017 to 2019 and prior thereto, from 2013 to 2017, was Chief Operations and Technology Officer at Bank Leumi. Previously, he served as Chief Information Officer and Head of Bank Operations for Suffolk County National Bank.

Christopher J. Porzelt, age 59

Executive Vice President and Chief Risk Officer of the Company and the Bank

Mr. Porzelt, a Certified Public Accountant, served as Chief Risk Officer of Legacy Dime from 2017 to February 2021 when he was appointed EVP and Deputy Chief Risk Officer of the Company and the Bank. He was then promoted to Executive Vice President and Chief Risk Officer in June 2021. Prior to joining Legacy Dime, Mr. Porzelt was a Managing Director of the Consulting Services Group at EisnerAmper LLP, and before joining EisnerAmper, Mr. Porzelt was associated with American International Group and was an Audit Partner at Deloitte and at Arthur Andersen.

Mario Caracappa, age 77

Executive Vice President and Chief Treasury Management Officer of the Bank

Mr. Caracappa joined the Bank as Senior Vice President and Director of Treasury Management in June 2020 and shortly thereafter was promoted to Executive Vice President of Treasury Management of the Bank in February 2021. In December 2024, he was promoted to Chief Treasury Management Officer. Prior to joining the Bank, Mr. Caracappa served as Senior Executive Vice President of Treasury Management at BankUnited from 2012 to 2020 and prior thereto, he also served as Divisional Senior Vice President and Manager of Treasury Management and Corporate Products at Capital One Bank (formerly North Fork) from 1996 to 2008.

Angelo Frangella, age 62

Executive Vice President, Director of Private Banking

Mr. Frangella joined Dime in May 2018. He is the Executive Vice President, Director of Private Banking. He is responsible for the execution of the strategic plan for the Private Banking department. During his career Mr. Frangella held senior leadership roles in both commercial and retail banking for HSBC Bank, Sterling National Bank and Capital One Bank. He is a board member for Neighborhood Housing Services of New York.

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Geraldine Harden, age 59

Executive Vice President and Head of Commercial Loan Services

Mrs. Harden joined the Bank in 2022 as EVP and Head of Commercial Loan Services. Prior to joining Dime, Mrs. Harden served as SVP of Commercial Loan Operations at Webster Bank and prior thereto at Sterling National Bank. Mrs. Harden has over 35 years of experience in the areas of Commercial Loan Operations and Administration, Lending Systems and Mergers and Acquisitions. Earlier in her career, Mrs. Harden held various senior management positions at regional banks, including Barclays Bank, Bank of New York, State Bank of Long Island, and Astoria Bank.

Monica LaCroix-Rubin, age 43

Executive Vice President and Chief Compliance Officer of the Bank

Ms. LaCroix-Rubin served as Chief Compliance Officer and Chief Risk Officer of Legacy BNB until she was appointed SVP and Chief Compliance Officer of the Bank in February 2021. She was then promoted to Executive Vice President and Chief Compliance Officer in May 2024. Prior to joining Legacy BNB in 2012, Ms. LaCroix-Rubin held various BSA Compliance roles at New York Community Bank, Carver Federal Savings Bank, and CapitalOne, and also performed consulting engagements as a Compliance Manager at CAPCO (f/k/a Integrated Compliance Solutions).

James J. Manseau, age 62

Executive Vice President and Chief Banking Officer of the Bank

Mr. Manseau has served as Executive Vice President and Chief Banking Officer of the Bank since 2008. Prior thereto, Mr. Manseau served as Divisional Senior Vice President with North Fork Bancorporation, Inc. and Capital One from January 1990 to March 2008.

Steven Miley, age 61

Executive Vice President and Chief Marketing Officer of the Bank

Mr. Miley served as Director of Digital Marketing of Legacy Dime from 2018 through the closing of the Merger when he assumed the same role for the Bank. In September 2023, he was promoted to his current role. Prior thereto, Mr. Miley oversaw Strategic Marketing from 2018 to February 2021. Previously, Mr. Miley was the owner and Chief Executive Officer of a national marketing agency for over 10 years that specialized in digital marketing and strategy for various clients.

Robert C. Rowe, age 64

Executive Vice President and Chief Credit Officer of the Bank

Mr. Rowe joined the Bank in April 2025 as Executive Vice President and was named Chief Credit Officer in June of 2025.  He is responsible for the credit strategy of the organization and the execution of that plan.  Prior to joining Dime Community Bank, Mr. Rowe served in various Chief Credit Officer and Chief Risk Officer roles over a twenty year period.  These roles include Chief Credit Officer at Webster Financial Corporation, Sterling National Bank, CIT Group and National City.  Mr. Rowe also served as Chief Risk Officer of CIT Group and most recently Chief Risk Officer of Blue Foundry Bank.

Austin Stonitsch, age 70

Executive Vice President and Chief Human Resources Officer of the Bank

Mr. Stonitsch led the Human Resources function and served as Chief Talent Officer of the Bank from 2016 to February 2021 when he was appointed to his current role. Prior to joining the Bank in November 2016, Mr. Stonitsch held various senior Human Resources roles at Alma Bank, IDB Bank and JP Morgan Chase.

Judy Wu, age 43

Executive Vice President and General Counsel and Corporate Secretary of the Company and the Bank

Ms. Wu, an attorney admitted to practice in New York and California, joined the Bank as Executive Vice President and General Counsel in May 2024. Prior to joining the Bank, Ms. Wu was SVP, Regulatory Compliance and Privacy at Flagstar Bank for over a year and held various Compliance and Legal roles at Signature Bank from 2007 to 2023, including SVP, Chief Privacy and Regulatory Compliance Officer and SVP, Co-General Counsel and Assistant Corporate Secretary.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation

This Compensation Discussion & Analysis (the “CD&A”) describes our executive compensation program and explains how the Compensation Committee made its 2025 compensation decisions for our named executive officers (also referred to in this CD&A as “NEOs”). The following table summarizes the Compensation Committee’s determination of the 2025 annual compensation for our current NEOs as well as comparative values for 2024.

				Annual	Total
				Long	Compensation
				Term	with Long Term
			Annual	Incentive	Incentive	Total
Current NEOs		Annual	Cash	Awards	Awards	Annual
2025	Year	Salary	Incentive	(at Target) (1)	(at Target) (1)	Compensation
Stuart H. Lubow	2025	$1,057,500	$1,246,861	$1,163,271	$3,467,632	$3,467,632
President and Chief Executive Officer	2024	$1,004,250	$1,236,385	$652,769	$2,893,404	$2,893,404
Avinash Reddy	2025	$570,000	$336,033	$427,480	$1,333,513	$1,333,513
Senior Executive Vice President and Chief Operating Officer/Chief Financial Officer	2024	$540,750	$332,873	$216,305	$1,089,928	$1,089,928
Thomas X. Geisel	2025	$504,140	$297,207	$199,988	$1,001,335	$1,001,335
Senior Executive Vice President and Chief Commercial Officer	2024	—	—	—	—	—
Conrad J. Gunther (2)	2025	$504,140	—	$30,503	$534,643	$534,643
Former Senior Executive Vice President and Chief Lending Officer	2024	$489,456	$301,297	$195,792	$986,545	$986,545
Michael J. Fegan	2025	$430,000	$228,149	$258,016	$916,165	$916,165
Senior Executive Vice President and Chief Technology and Operations Officer	2024	$417,150	$231,109	$166,864	$815,123	$815,123
Christopher J. Porzelt	2025	$400,000	$212,232	$199,996	$812,228	$812,228
Executive Vice President and Chief Risk Officer	2024	$386,250	$213,990	$154,504	$754,744	$754,744

(1)Calculated using the market value of Common Stock on the date of grant.
(2)Mr. Gunther retired from the Company on December 31, 2025.

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Key Performance Highlights 2025

The Company made notable progress on the execution of its business plan. During 2025, we continued to differentiate our franchise from our local competitors as it relates to our growth trajectory and ability to attract talented bankers. Outlined below are key highlights demonstrating our progress over the year.

(1)	Deposit Growth: In 2025, we grew core deposits (total deposits less time deposits and brokered deposits) by $1.25 billion. This represented 12% year-over-year growth and compares favorably to the median of the Company’s Compensation Peer Group (See “Market Data Usage” below for a discussion of the Company’s Compensation Peer Group).

(2)	Reduction in Wholesale Funding and Increased Liquidity: Proceeds from deposit growth were used to reduce the level of Federal Home Loan Bank advances and brokered deposits to 5% of total assets. Maintaining a high-quality balance sheet that is funded with core deposits is a key part of the business plan and a driver of long-term shareholder value. In addition, the Company reduced its loan-to-deposit ratio to 84% and ended the year with a substantial cash position (of approximately $2 billion) that enhances flexibility to invest and lend as opportunities arise over time.

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(3)	Business Loan Growth: The Company added significant depth and specialized industry expertise in 2025, including the buildout of Fund Finance, Lender Finance, Sponsor Finance, Mid-Corporate and Syndications capabilities. These new verticals contributed to strong growth in the business loan portfolio over the year.

(4)	Reduction in CRE Concentration: Recognizing the importance of creating a more diversified balance sheet, the Company continued to make significant progress in reducing its CRE Concentration in 2025.

(5)	Net Interest Margin Expansion: Improvement in the Company’s balance sheet profile as well as strong core deposit growth led to significant expansion in the Net Interest Margin over the course of the year. After bottoming in the first quarter of 2024, the Net Interest Margin has expanded in each subsequent quarter of 2024 and 2025.

(6)	Asset Quality: The Company’s asset quality metrics remained strong on a year-over-year basis. Non-performing loans represented only 0.49% of total loans at December 31, 2025, compared to the median of the Company’s Compensation Peer Group of 0.54% at December 31, 2025.

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(7)	Improvement in Capital Ratios: Dime’s capital position allows us to take advantage of opportunities as they arise and positions the Company favorably for future growth. In 2025, the Company continued to increase its capital strength.

(8)	Long Term Franchise Enhancement: Management continued to execute on its mission of building a high-quality deposit franchise that funds a diversified asset base. During 2025, we continued to capitalize on market disruption caused by various bank failures and mergers in our footprint. In addition, the Company executed various new business initiatives, including an expansion into Manhattan and Lakewood, New Jersey, and built out several commercial banking verticals.
(9)Community Reinvestment: The Bank’s CRA rating remains “Outstanding”, the highest possible level.

Compensation Philosophy and Objectives

The Company’s executive compensation philosophy is consistent with prudent banking business practices, providing competitive target compensation opportunities with actual amounts earned that can vary from target and competitive levels commensurate with the Company’s financial performance and the generation of long-term value for shareholders through dividends and stock price appreciation. The goals of the executive compensation program are to enable the Company to attract, develop and retain an executive team capable of executing the long-term business plan and optimizing the Company’s performance for the benefit of its shareholders without taking excessive business risks.

The Company sets a base salary to provide a competitive level of predictable base income and short- and long- term performance-based compensation to provide the NEOs with clear opportunities to increase the value of their compensation by making meaningful progress to achieve these goals. These pay elements are intended to balance an appropriate mix of risk and return. Annual incentive awards are designed to provide incentives to encourage efforts to attain short-term goals, which do not encourage excessive risk taking. Long- term performance-based and time-vested restricted stock awards align executives’ interests with the Company’s shareholders, reward for long-term results that drive value for shareholders, and serve to retain executives over the long term.

The Compensation Committee, with the assistance of its independent compensation consultant, routinely reviews our compensation practices to ensure they support our compensation philosophy, are risk appropriate, market competitive and align our executives with shareholder interests. In support of this philosophy, the following summarizes the Company’s compensation governance and compensation practices:

What We Do	What We Don’t Do
Conduct annual shareholder advisory vote on compensation of our Named Executive Officers	We do not permit the entering of hedge or short transaction/position of Company securities by officers, employees or directors while serving on the Board
Maintain a Compensation Committee comprised entirely of independent directors	We do not allow for the repricing of the exercise price of stock options except in connection with corporate transactions or the approval of shareholders
Retain an independent executive compensation consultant to the Compensation Committee	We do not provide for gross-up payments to cover personal income taxes or excise taxes in connection with change in control severance payments
Conduct an annual incentive compensation risk assessment

We do not permit the entering of Company securities in a margin account or pledging of Company securities as collateral for a loan while serving as a member of the Board, an officer, or employee of the Company

Maintain a clawback policy	We do not pay annual cash incentive awards under the annual incentive plan if the Company’s Consolidated Total Risk-Based Capital is below 10.50% at fiscal year-end
Require minimum stock ownership requirements for all directors and Named Executive Officers	We do not include design elements in our incentive compensation plans that encourage excessive risk taking
Maintain an Insider Trading Policy that establishes pre-determined window periods for trading in Company securities	We do not have single trigger change in control agreements or benefits
Double trigger on potential change in control severance payments
Provide annual and long-term incentive plans with performance goals aligned with shareholder interests
Provide that 60% of long-term incentive equity awards are performance based
Actively and regularly engage with shareholders on executive compensation and corporate governance matters

For NEOs, compensation comparisons are based on a peer group of banks, taking into consideration asset size, geographic location, and loan portfolio composition. See ‘‘Market Data Usage.” However, reasonable exceptions to this market comparison methodology are considered as appropriate by the Compensation Committee. The Compensation Committee uses competitive compensation data from the annual total compensation study of peer companies to inform its decisions about overall compensation opportunities and specific compensation elements. Additionally, the Compensation Committee uses multiple reference points when establishing targeted compensation levels. The Compensation Committee does not benchmark specific compensation elements or total compensation to any specific percentile relative to the peer companies or the broader market. Instead, the Compensation Committee applies judgment and discretion in establishing targeted pay levels, taking into account not only competitive market data, but also factors such as the Company’s business and individual performance, scope of responsibility, critical needs and skill sets, leadership potential and succession planning.

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2025 Executive Pay and Performance Alignment

Our compensation program consists of three primary components: (i) base salary, (ii) cash-based, annual incentive awards (“AIP”), and (iii) equity-based, long-term incentive awards (“LTIP”). We also offer certain perquisites, retirement and other benefits. Performance-based equity awards were used in 2025 to further incent those executives to sustain long-term performance.

The key features and percentage composition of each of these elements are described below, along with the aggregate compensation pay mix, at Target, for 2025.

Component (1)	CEO 2025 Pay Mix (1)	Other NEO 2025 Pay Mix (1)	Key Features
Base Salary
●
The Company provides NEOs and other employees with base salary to compensate them for services rendered during the fiscal year.

●
Base salary ranges for NEOs are determined for each executive based on his or her position and responsibility by using market data and generally approximate the medians of similar roles at our peers.

AIP
●
Our 2025 AIP provides the NEOs with the opportunity to earn an annual cash award based on the achievement of pre-defined corporate goals and by consideration of other discretionary items.

●
Each NEO has a Target incentive opportunity based on the competitive market for his or her role and tends to approximate the median opportunities of our peers for most NEOs.

Component (1)	CEO 2025 Pay Mix (1)	Other NEO 2025 Pay Mix (1)	Key Features
LTIP
●
The 2025 LTIP is designed to support the Company’s pay for performance philosophy and reward the participants for creating long-term shareholder value.

●
The program is designed to reward executives for driving long-term, sustained performance and to align executives with shareholder interests through performance goals and focus on shareholder value appreciation.

●
The LTIP consists of a combination of 60% performance – vested restricted stock awards and 40% time – vested restricted stock awards, which places more emphasis on performance-based awards than our peers.

Overall Target

(1)	Reflects 2025 total compensation mix which comprises 2025 annual base salary, the 2025 annual cash at Target incentive and the 2025 long-term equity award at Target.

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Market Data Usage

A Peer Group is utilized to inform decisions on NEO pay levels and design. During 2025, the Compensation Committee conducted its annual review of the peer group.  A combination of market data for this group, broader contextual information from regional players and individual considerations collectively inform decisions on executive compensation. The key measures used in selecting the Company’s 2025 Compensation Peer Group were: asset size, geographic location, and loan portfolio composition with a focus on commercial lending.

Asset size of the Compensation Peer Group ranges from $9 billion to $32.5 billion.

Companies in the Compensation Peer Group are primarily located in the Northeast, New England, and the Mid-Atlantic and Mid-West regions.

Keeping in mind the Company’s focus on commercial lending, companies in the Peer Group have commercial loan portfolios (defined as the sum of commercial and industrial loans, construction loans, commercial real estate loans, and multi-family loans) comprising >= 40% of total loans.

During 2025 changes were made from the 2024 Compensation Peer Group to delete previous peer banks that were involved in mergers or did not satisfy other criteria. Not all companies in the Compensation Peer Group reported data for each of our executive positions. The 20 companies comprising the Compensation Peer Group used to set fiscal year 2025 pay levels were:

Compensation Peer Group
Atlantic Union Bankshares Corporation	Independent Bank Corp.
Beacon Financial	OceanFirst Financial Corp.
ConnectOne Bancorp, Inc.	Park National Corporation
Customers Bancorp, Inc.	Peoples Bancorp
Eagle Bancorp, Inc.	Provident Financial Services, Inc.
Eastern Bankshares, Inc.	S&T Bancorp, Inc.
First Commonwealth Financial Corporation	TowneBank
First Financial Bancorp	United Bankshares, Inc.
Flushing Financial Corporation	WesBanco, Inc.
Fulton Financial Corporation	WSFS Financial Corporation

Each NEO’s current compensation was compared to the applicable benchmark position within the Compensation Peer Group. A significant percentage of total compensation is allocated to incentives as a result of the philosophy mentioned above.

2025 Shareholder Advisory Vote on 2024 Executive Compensation and Shareholder Feedback

At the Company’s 2025 annual shareholders’ meeting, we received support for our executive compensation program with 76.5% of the votes by shareholders cast in favor of a non-binding resolution to approve 2024 NEO compensation. The Company believes it compensation program continues to support its philosophy of “Pay for performance” and provides a strong alignment of NEOs with those of shareholders.

It should be noted that since Mr. Lubow was appointed CEO on September 1, 2023, the Company’s TSR of 67.4% is significantly above the proxy peer group median of 49%, and ranks in the 90th percentile.

The Company will continue to monitor the level of support for each say-on-pay proposal and will consider this alongside other factors as it makes future executive compensation decisions.

The Company actively engages with shareholders to discuss both the executive compensation program as well as other corporate matters. We use this as an opportunity to solicit any comments or feedback from shareholders.

Shareholder discussions in 2025 focused primarily on governance items and ensuring an appropriate pay mix, specifically around long-term incentives. As a result of the feedback, we did not make substantive changes to the executive compensation program. We understand the importance of shareholder engagement and expect to continue having these discussions on an ongoing basis.

2025 Compensation Decisions

Based on the Company’s 2025 performance, a peer group analysis of the compensation of the Company’s NEOs conducted by the Compensation Committee’s independent consultant, Pay Governance, and the results of the 2025 shareholder advisory vote on 2024 executive compensation, the following 2025 compensation decisions were made by the Company in 2025, which are explained in more detail below.

Base Salary

The base salaries of the NEOs are reviewed annually by the Compensation Committee. NEO salary changes for 2025 reflect several factors, including market realignment, responsibilities and merit increases. Base salaries for the NEOs for 2025 and 2024 are as follows.

Name	2024	2025 (1)	% Change
Stuart H. Lubow	$1,004,250	$1,057,500	5.3%
Avinash Reddy	$540,750	$570,000	5.4%
Thomas X. Geisel	—	$504,140	—
Conrad J. Gunther	$489,456	$504,140	3.0%
Michael J. Fegan	$417,150	$430,000	3.1%
Christopher J. Porzelt	$386,250	$400,000	3.6%

(1)Effective April 1, 2025.

The Compensation Committee takes its responsibility of setting executive compensation with the utmost importance and is continuously focused on managing the total executive compensation expense. In September 2023, Mr. Lubow was appointed CEO and retained his prior responsibilities as President. The Company realized cost savings from the elimination of the prior CEO’s salary. As outlined in the chart below, and as part of its overall focus on cost containment, the Compensation Committee has overseen a decline in total salaries for the Named Executive Officers versus 2022 levels.

*Data as of January 1, 2026; excludes Mr. Gunther who retired on December 31, 2025.

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2025 Incentive Opportunity

The NEOs have incentive opportunities that are a combination of AIP and LTIP as a percentage of base salary. The target opportunities for 2025 are reflected below in comparison to 2024.

The Compensation Committee consistently reviews market practice opportunities and in 2025 upward adjustments were made to the NEOs and among them Mr. Lubow, to better align executive rewards with sustained Company performance and shareholder value creation. The Committee conducted a thorough evaluation of the NEOs’ performance against strategic goals, incorporating input from benchmarking data. In addition, the Committee took into account the improvement in the quality of the Company’s balance sheet and Dime’s TSR since Mr. Lubow was appointed CEO in September 2023. As outlined in the table below, since Mr. Lubow was appointed CEO on September 1, 2023, Dime’s TSR of 67.4% is significantly above the proxy peer group median of 49%, and ranks in the 90th percentile.

		TSR
		between
Company	Ticker	9/1/23–3/31/26
Customers Bancorp	CUBI-US	91.8%
Park National	PRK-US	70.8
Dime	DCOM-US	67.4
WSFS Financial	WSFS-US	65.2
Fulton	FULT-US	64.3
S&T Bancorp	STBA-US	58.5
Towne Bank	TOWN-US	52.1
Eastern Bank	EBC-US	51.1
United Bankshares	UBSI-US	51.1
WesBanco	WSBC-US	49.1
Independent Bank	INDB-US	48.9
ConnectOne	CNOB-US	47.1
First Commonwealth	FCF-US	43.8
Peoples Bancorp	PEBO-US	43.6
Provident	PFS-US	43.2
First Financial	FFBC-US	42.2
Atlantic Union	AUB-US	29.6
Flushing Financial	FFIC-US	24.1
OceanFirst	OCFC-US	17.4
Eagle Bancorp	EGBN-US	11.8
	Median	49.0%

The Committee’s review confirmed the need for enhanced long-term incentives amid competitive talent pressures in the Metro New York area.  Adjustments were made judiciously to maintain pay-for-performance linkage consistent with fiscal responsibility.  The NEOs’ target total direct compensation emphasizes at-risk elements and prioritizes equity-based awards over cash, fostering stronger alignment with long-term shareholder returns.

	AIP		LTIP
	2024 Target	2025 Target	2024 Target	2025 Target
	Opportunity	Opportunity	Opportunity	Opportunity
Name and Principal	as a	as a	as a	as a
Positions	% of Salary	% of Salary	% of Salary	% of Salary
Stuart H. Lubow
President and Chief Executive Officer	100%	100%	65%	110%
Avinash Reddy
SEVP and Chief Operating Officer/Chief Financial Officer	50%	50%	40%	75%
Thomas X. Geisel
SEVP and Chief Commercial Officer	—	50%	—	60%
Conrad J. Gunther
Former SEVP and Chief Lending Officer	50%	50%	40%	60%
Michael J. Fegan
SEVP and Chief Technology and Operations Officer	45%	45%	40%	60%
Christopher J. Porzelt
EVP and Chief Risk Officer	45%	45%	40%	50%

2025 Annual (Cash) Incentive Plan (“2025 AIP”)

In March 2026, the NEOs were paid annual cash incentives under the 2025 AIP for 2025 performance. The objective of the 2025 AIP was to align annual incentive compensation with financial benchmarks set forth in the Company’s 2025 Strategic Plan, with a specific focus on managing expenses and improving the quality of the balance sheet. The 2025 AIP is comprised of a Corporate Factor (defined below) that represents 85% of the 2025 AIP opportunity and a Discretionary Factor (defined below) that represents 15% of the 2025 AIP opportunity.

Corporate Factor

As previously noted, the AIP rewards NEOs based on a combination of Company and individual performance. The following table sets forth the financial metrics under the 2025 AIP. These metrics comprise the “Corporate Factor” and account for 85% of the 2025 AIP opportunity.

Metric	Weighting	Threshold	Target	Maximum
Adjusted Non-Interest Expenses / Average Assets (1)	50.0%	1.85%	1.65%	1.45%
Relative Asset Quality as Measured by Relative NPLs / Loans (2)	12.5%	25th Percentile	50th Percentile	75th Percentile
Tier 1 Risk Based Capital Ratio	10.0%	11.25%	12.0%	12.75%
CRE Concentration Ratio (Consolidated)	15.0%	445%	405%	365%
Loan-to-Deposit Ratio	12.5%	101.0%	93.0%	85.0%
(1)	Excludes intangible amortization and one-time items such as any severance expense, and expenses associated with hiring of new teams. Corporate performance results may be adjusted for non-core, extraordinary, and one-time events as determined and approved by the Compensation Committee.

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(2)Measured against the Company’s Compensation Peer Group.

2025 financial performance resulted in a corporate factor payout of 117.5% of target for the NEOs. As a result of the financial performance, the Compensation Committee approved this payout reflecting consideration of the following achievements:

●	Emphasizing continued expense discipline in a challenging market environment and the continued belief by the Compensation Committee that proper and prudent expense management is a key driver of long-term value creation and as such the adjusted non-interest expense/average assets measure has been closely tracked and included in our compensation plans over the years.
●	Focusing management on creating a balance sheet with ample liquidity, higher capital levels, lower concentration levels and sound asset quality. These balance sheet metrics are used by investors, rating agencies and regulators alike in identifying strong and stable banks.

In aggregate, these achievements resulted in the Compensation Committee approving the AIP awards in respect of 2025 performance.

Discretionary Factor

The Compensation Committee considered the following qualitative factors, which were assessed on a discretionary basis in finalizing 2025 AIP payouts. These business initiatives and operational efforts comprise the “Discretionary Factor” and account for 15% of the 2025 AIP.

A)	Growth in the Private and Commercial Bank and Progress in Hiring Teams to Diversify Lending Business: 7.5%.
B)	Other Discretion: 7.5%. In addition, the Compensation Committee continues to consider Dime’s performance on the following measures:
●	Progress on various technology initiatives
●	Regulatory compliance
●	Total return to shareholders
●	Community reinvestment
●	Cybersecurity and risk management

The Compensation Committee believes that the 2025 AIP should balance risk-taking with performance. Therefore, the Compensation Committee maintains a risk-based capital performance gate/trigger. If the Company’s Consolidated Total Risk-Based Capital ratio is below 10.5% at year-end, bonus payments will be reduced to zero. As noted, the Compensation Committee applies discretion to payouts under the AIP as needed to reflect the business environment, market conditions, budgetary constraints, and other risk management considerations. The Compensation Committee also reserves the right to amend, modify and adjust payouts as necessary, inclusive of downward compensation adjustments.

Each performance metric has a weighting and a range of performance that determines the payouts. Incentives pay out at a reduced level (i.e. 50% of Target) for Threshold performance, at 100% for Target performance, and at higher levels (i.e. 150% of Target) for Maximum performance. Performance below Threshold will be zero. Performance in between levels is interpolated to reward incremental performance.

2025 Long-Term (Equity) Incentive Plan (“2025 LTIP”)

The LTIP program is designed to meet the following objectives: long-term sustained performance, alignment with shareholders’ interests, executive equity interest in the Company, enable the Company to attract and retain top talent, balance risk and compensation, and position executive compensation to be competitive with market at performance goals. To accomplish these objectives, the 2025 LTIP consists of a combination of time-vested restricted stock (40% of Target award value) and performance-based restricted stock (60% of Target award value), which places more emphasis on the latter than our Compensation Peer Group (the average of which is closer to 50% performance-based & 50% time) as follows:

●	Performance-vested Restricted Stock Awards – (“PRSAs”) (60% of Target award value) reward future performance; awards are paid out based on achievement of pre-defined performance goals. PRSAs are earned based on actual performance of the metrics at the end of the performance period, i.e. 2027.
●	Time-vested Restricted Shares Awards – (“RSAs”) (40% of Target award value) support our goals to encourage stock ownership and align executives with shareholder interests. Grants vest ratably over three years from the date of grant (33% per year). The structure of the LTIP does not allow for any positive upward discretionary adjustment of time-vested RSAs.

The table below reflects the performance metrics selected for the PRSAs for the 2025-2027 performance cycle. In order for PRSAs to vest, performance must be at or above the Threshold performance set by the Compensation Committee. Once the defined Threshold level of performance is achieved, payouts can vary from 50% of Target for Threshold level of performance to a maximum payout of 150% of Target for Maximum performance. This range of potential results is consistent with the practices of most of our peers and other banks. Performance in between levels is interpolated on a straight-line basis to reward incremental performance.

Recognizing the value of deposits to franchise value and the importance of creating a more diversified balance sheet, the Compensation Committee determined it prudent to include long-term incentive metrics for executives that were focused on relative deposit franchise quality as well as reducing CRE Concentration.

Metric	Weighting	Threshold	Target	Maximum
Relative Deposit Franchise Quality Among Metro NY/NJ Banks (1)	50%	25th percentile	50th percentile	75th percentile
Consolidated CRE Concentration Ratio (2)	50%	425%	395%	340%

(1)	Includes the following banks that operate in Metro NY / NJ: Metropolitan, ConnectOne, OceanFirst, BankUnited Brookline, Peapack Gladstone, Flushing, Flagstar, Provident, Columbia, Valley, and Webster. Metrics include cost of total deposits and non-interest bearing deposit percentage. Measurement period for cost and average balances will be from January 1, 2027 to December 31, 2027.
(2)Defined as CRE / Total Capital at Consolidated Company. Measurement period is at December 31, 2027.

The table below summarizes the incentive opportunities for the NEOs for the 2025 AIP:

		Threshold	Target	Maximum
Name and Principal		Payout ($)	Payout ($)	Payout ($)
Positions	Salary ($)	and % of Salary	and % of Salary	and % of Salary
Stuart H. Lubow	$1,057,500	$528,750	$1,057,500	$1,586,250
President and Chief Executive Officer		50.0%	100.0%	150.0%
Avinash Reddy	$570,000	$142,500	$285,000	$427,500
SEVP and Chief Operating Officer/Chief Financial Officer		25.0%	50.0%	75.0%
Thomas X. Geisel	$504,140	$126,035	$252,070	$378,105
SEVP and Chief Commercial Officer		25.0%	50.0%	75.0%
Conrad J. Gunther	$504,140	$126,035	$252,070	$378,105
Former SEVP and Chief Lending Officer		25.0%	50.0%	75.0%
Michael J. Fegan	$430,000	$96,750	$193,500	$290,250
SEVP and Chief Technology and Operations Officer		22.5%	45.0%	67.5%
Christopher J. Porzelt	$400,000	$90,000	$180,000	$270,000
EVP and Chief Risk Officer		22.5%	45.0%	67.5%

2025 AIP Results

Results of the Corporate Factor relative to the pre-established objectives for 2025 were as follows:

		Threshold	Target	Maximum	Actual	Weighted
Corporate Factor Metrics	Weight	(50%)	(100%)	(150%)	Results(3)	Result
Adjusted Non-Interest Expenses/Average Assets (1)	50.0%	1.85%	1.65%	1.45%	1.64%	103.0%
Relative Asset Quality as Measured by Relative NPLs/Loans (2)	12.5%	25th Percentile	50th Percentile	75th Percentile	55th percentile	110.0%
Common Equity Tier 1 Ratio (Consolidated)	10.0%	11.3%	12.0%	12.8%	12.8%	150.0%
CRE Concentration Ratio (Consolidated)	15.0%	445%	405%	365%	387%	123.0%
Loan-to-Deposit Ratio	12.5%	101.0%	93.0%	85.0%	83.8%	150.0%
Total	100.0%	—	—	—	—	117.5%

(1)	Excludes intangible amortization and one-time items such as any pension settlement, severance expense, and expenses associated with hiring of new deposit teams.
(2)Measured against the Company’s Compensation Peer Group.

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(3)	Balance sheet measures as of December 31, 2025. Adjusted Non-Interest Expenses/Average Assets is for the year ended December 31, 2025.

As permitted by the 2025 AIP, the Compensation Committee also considered each NEO’s contribution to the following measures comprising the remaining 15% of a participant’s reward opportunity. These Discretionary Factors assessed individual and team performance in determining each NEO’s 2025 AIP payment.

A)	Growth in the Private and Commercial Bank and Progress in Hiring Teams to Diversify Lending Business: 7.5%

In 2025, management continued to spend a significant amount of time towards growing the Private and Commercial Bank. Total deposits from the new deposit teams (hired in 2023 – 2025) in the Private Bank increased to $3 billion (approximately 38% in non-interest bearing deposits). This represented approximately $1.25 billion of year-over-year core deposit growth. The growth and success of these new teams has helped reduce the Company’s loan to deposit ratio to 84% at year-end 2025, contributed to a significant expansion in the net interest margin (3.11% for Q4 2025 versus 2.79% for Q4 2024), improved the pre-provision earnings power ($61.5 million in Q4 2025 versus $41.7 million in Q4 2024) and resulted in a highly liquid balance sheet with a significant cash position (in excess of $2 billion). After hiring Mr. Geisel in February 2025, the following lending verticals have been built-out: Sponsor Finance, Lender Finance, Fund Finance, Mid-Corporate and Syndications.

B)	Other discretion: 7.5%

Progress against strategic objectives and enablement of the team more broadly. Among these achievements included the following:

Regulatory compliance: The Company maintained full regulatory compliance.

The Company’s stock price performance during the last twelve months (April 1, 2025 to March 31, 2026) was better than the median of the Company’s Compensation peer group as shown in the table below.

Company	Ticker	Last Twelve Months TSR
Customers Bancorp	CUBI-US	36.7%
Flushing Financial	FFIC-US	30.1
Provident	PFS-US	28.7
WSFS Financial	WSFS-US	26.9
United Bankshares	UBSI-US	24.7
Dime	DCOM-US	24.4
Independent Bank	INDB-US	24.2
Atlantic Union	AUB-US	22.9
Eastern Bank	EBC-US	22.3
Eagle Bancorp	EGBN-US	20.4
Fulton	FULT-US	18.4
Beacon	BBT-US	17.5
WesBanco	WSBC-US	17.4
First Commonwealth	FCF-US	16.5
Peoples Bancorp	PEBO-US	16.4
S&T Bancorp	STBA-US	16.4
First Financial	FFBC-US	16.3
ConnectOne	CNOB-US	13.5
Park National	PRK-US	10.9
OceanFirst	OCFC-US	10.8
Towne Bank	TOWN-US	2.8
	Median	18.4%

Community reinvestment: The Bank maintained its “Outstanding” overall CRA rating.

Cybersecurity and risk management: The Company has a robust information security department that continues to prioritize cyber risk and manages the increased risk of ransomware and other sophisticated threats. The Bank has not had any material disruptions related to these threats.

After considering the above, the Compensation Committee concluded that the NEOs’ performance, relative to Target, warranted payments of 120% for the Discretionary Factor.

Based upon the overall financial results and evaluation of the discretionary measures, in finalizing 2025 AIP payouts, the Compensation Committee approved the annual incentive payments in the table below. These amounts are noted in the column, “Non-Equity Incentive Plan Compensation,” in the Summary Compensation Table below.

		Corporate
		Performance
		Achieved (85%
		Weight)	Discretionary
		Weight) (117.5% of	Factor (15%	Total 2025 AIP	Total Payment as
Name	Target ($)	Target) ($)	Weight) ($) (1)	Payment ($)	a % of Target
Stuart H. Lubow	$1,057,500	$1,056,511	$190,350	$1,246,861	117.9%
Avinash Reddy	$285,000	$284,733	$51,300	$336,033	117.9%
Thomas X. Geisel	$252,070	$251,834	$45,373	$297,207	117.9%
Michael J. Fegan	$193,500	$193,319	$34,830	$228,149	117.9%
Christopher J. Porzelt	$180,000	$179,832	$32,400	$212,232	117.9%
(1)	At 120% achievement.

The table below summarizes the incentive opportunities for the NEOs for the 2025 LTIP:

		Threshold Payout	Target Payout	Maximum Payout
Name and Principal	Salary	($) and	($) and	($) and
Positions	($)	% of Salary	% of Salary	% of Salary
Stuart H. Lubow	$1,057,500	$581,625	$1,163,250	$1,744,875
President and Chief Executive Officer		55.0%	110.0%	165.00%
Avinash Reddy	$570,000	$213,750	$427,500	$641,250
SEVP and Chief Operating Officer/Chief Financial Officer		37.5%	75.0%	112.50%
Michael J. Fegan	$430,000	$129,000	$258,000	$387,000
SEVP and Chief Technology and Operations Officer		30.0%	60.0%	90.00%
Christopher J. Porzelt	$400,000	$100,000	$200,000	$300,000
EVP and Chief Risk Officer		25.0%	50.0%	75.00%

In March 2025, the Compensation Committee awarded restricted stock to the NEOs under the 2025 LTIP at Target as outlined in the “2025 Incentive Opportunity” section above. The long-term incentive awards were allocated 60% performance-based and 40% time-vested in accordance with the terms of the 2025 LTIP. The performance-based shares vest based on actual performance of the metrics at the end of the three-year performance period, i.e. at the end of 2027. The time-vested restricted shares vest ratably over three years from the date of grant.

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The following awards were made under the 2025 LTIP assuming vesting at Target.

	Performance-based	Time-vested
		Number of	Grant Date
Name	PRSA ($) (1)	Shares of RSA (#)	Fair Value of RSAs ($) (2)	Total Value ($)
Stuart H. Lubow	$697,950	16,505	$465,314	$1,163,264
Avinash Reddy	$256,500	6,065	$170,986	$427,486
Michael J. Fegan	$154,800	3,661	$103,212	$258,012
Conrad J. Gunther	$181,490	4,292	$121,001	$302,491
Christopher J. Porzelt	$120,000	2,838	$80,010	$200,010
(1)	Assuming vesting of performance-based shares at the Maximum level, the grant date value of these performance-based awards would have been as follows: Mr. Lubow $1,046,925, Mr. Reddy $384,750, Mr. Fegan $232,200, Mr. Gunther $272,236, and Mr. Porzelt $180,000.
(2)	The number of RSAs was calculated based upon a grant date value of $28.1923, the volume weighted average price of the Common Stock for the ten business days prior to the date of grant.

2023 LTIP Summary of Results

As with the 2025 LTIP, the 2023 LTIP was comprised of 60% performance-based restricted stock and 40% time-vested restricted stock. The time-vested restricted stock was awarded in 2023 and vests ratably over three years, with the final vesting occurring after approval from the Compensation Committee.

The table below reflects the performance metrics selected for the PRSAs for the 2023 LTIP performance cycle and the results for each metric.

						Attainment
						of
Metric	Weighting	Threshold	Target	Maximum	Results	Target
Total Shareholder Return (“TSR”) (1)	60%	25th percentile	50th percentile	75th percentile	32nd percentile	64%
Relative Deposit Franchise Quality Amongst Metro NY/NJ Banks (2)	40%	25th percentile	50th percentile	75th percentile	100th percentile	150.0%
Overall; Payout as a Percent of Target						98.4%
(1)Measurement period is from January 1, 2023 through December 31, 2025.
(2)Measurement period for cost and average balances is from January 1, 2025 to December 31, 2025.

It should be noted that TSR metric was impacted by various idiosyncratic factors such as the election of a new Mayor in NYC, that appears to have resulted in a negative sentiment towards banks in Metro NYC (as compared to the national peer group).

In order for the performance shares to vest, performance must be at or above the threshold performance set by the Compensation Committee. Once the defined threshold level of performance is achieved, payouts can vary from 50% of Target for Threshold level of performance to a maximum payout of 150% of Target for Maximum performance. Performance in between levels is interpolated on a straight-line basis to reward incremental performance. TSR performance was measured based on the Company’s performance relative to constituents of the KBW Regional Banking Index.

Based on the results of all of the above components of the 2023 LTIP, the following shares were awarded after ratification and approval by the Compensation Committee in February 2026.

Stuart H. Lubow	11,309
Avinash Reddy	5,220
Conrad J. Gunther	4,725
Michael J. Fegan	4,027
Christopher J. Porzelt	3,262

2022 LTIP Summary of Results

For comparison purposes, the table below reflects the performance metrics selected for the PRSAs for the 2022 LTIP performance cycle and the results for each metric. It should be noted that the Adjusted Return on Average Tangible Equity metric fell below the Threshold level in 2024. This was primarily due to the significant change in the macroeconomic environment with the Federal Reserve increasing the level of market interest rates significantly since the Company’s 2022 strategic plan was developed. While the change to the macroeconomic environment was not contemplated when the goals were set, the Compensation Committee did not make any alterations to the goal achievement results for this metric, despite noting the overall result could be partly explained by the significant change in external factors. The NEOs were given no credit for the Adjusted Return on Average Tangible Common Equity metric.

						Attainment
						of
Metric	Weighting	Threshold	Target	Maximum	Results (3)	Target
Total Shareholder Return (“TSR”) (1)	50%	25th percentile	50th percentile	75th percentile	30th percentile	60.0%
Adjusted Return on Average Tangible Common Equity (2)	50%	12%	14.5%	17%	10.7%	0.0%
Overall; Payout as a Percent of Target						30.0%
(1)	Measurement period is from January 1, 2022 through December 31, 2024 for TSR and Adjusted Return on Average Tangible Common Equity.
(2)	Excludes one-time items such as gain on sale of securities and other assets, termination of borrowings, and other one-time items.
(3)	Results based on the quarter ended December 31, 2024.

2021 LTIP Summary of Results

For comparison purposes, the table below reflects the performance metrics selected for the PRSAs for the 2021 LTIP performance cycle and the results for each metric. It should be noted that the Average Non-Interest-Bearing Deposits/Average Deposits metric fell below the Threshold level in 2023, which can be explained by external factors such as the rapid increase in market interest rates; the NEOs were given no credit for this metric.

						Attainment
						of
Metric	Weighting	Threshold	Target	Maximum	Results	Target
Total Shareholder Return (“TSR”) (1)	30%	25th percentile	50th percentile	75th percentile	51st percentile	102.0%
Adjusted Efficiency Ratio (1)(2)	35%	55%	51.0%	47.0%	51.7%	91.3%
Average Non-Interest-Bearing Deposits/Average Deposits (3)	35%	35%	40.0%	45.0%	28.9%	0.0%
Overall; Payout as a Percent of Target						62.5%
(1)	Measurement period is from April 1, 2021 through December 31, 2023 for TSR and Adjusted Efficiency Ratio.
(2)	Excludes net interest income from SBA PPP, gains from sale of securities and other assets, Merger-related expenses, branch closure expenses, expenses related to termination of borrowings, and other one-time items.
(3)	Results based on the quarter ended December 31, 2023.

Perquisites and Other Personal Benefits

The Company provides NEOs with perquisites and other personal benefits that the Company and the Compensation Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain employees for key positions. In lieu of any specific perquisites, Mr. Lubow is paid an annual sum of $100,000 and Messrs. Reddy, Geisel and Gunther are paid an annual sum of $50,000. Mr. Geisel’s perquisite was prorated to $42,603 in 2025. Mr. Fegan and Mr. Porzelt are paid a car allowance of $700 per month. Attributed costs of personal benefits described for the NEOs for the fiscal year ended December 31, 2025 are included in the “All Other Compensation” column of the “Summary Compensation Table”. The Company and the Bank have entered into employment agreements

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with Messrs. Lubow, Reddy and Geisel, and change in control agreements with Messrs. Fegan and Porzelt, which are described under the heading “Change in Control Agreements“.

In September 2024, the Company purchased a BOLI policy that included a split dollar benefit for Mr. Lubow. The split dollar benefit provides for a life insurance benefit of $1,500,000 for Mr. Lubow upon his death. The benefit will continue to be provided post-retirement.

Retirement and Other Benefits

401(k) Plan

The Bank maintains the Dime Community Bank 401(k) Plan for the benefit of its employees, including the NEOs. During 2025, the Bank made employer non-elective contributions to employees’ 401(k) Plan accounts equivalent to 3% of eligible compensation. All employees, including the NEOs, can defer a minimum of 1% and a maximum of 100% of their annual income as long as the deferred compensation does not exceed Internal Revenue Service (“IRS”) limits.

Supplemental Executive Retirement Plan

Mr. Lubow and Community National Bank are parties to the Community National Bank Supplemental Executive Retirement Plan Agreement (the “CNB SERP”), dated April 3, 2012, which provides for nonqualified supplemental pension benefits to be paid to Mr. Lubow under certain conditions. Legacy BNB merged with Community National Bank in 2015 and assumed all obligations under the CNB SERP. Payments to Mr. Lubow commenced in 2022. To restore the lost benefits of the terminated Legacy BNB SERP and the terminated Legacy Dime Benefit Maintenance Plan to the NEOs, the Company adopted the Dime Community Bank Supplemental Retirement Plan (the “SERP”). The SERP is intended to make participants in the SERP whole for the amounts that would have been contributed to the Pension Plan (plan is frozen and terminated) and the 401(k) Plan but for limits imposed by the Internal Revenue Code of 1986. Participation in the SERP commenced on October 1, 2021. Messrs. Lubow’s, Reddy’s and Geisel’s Employment Agreements each provide that the executive shall be entitled to participate in benefits plans sponsored by the Company, including, without limitation, a supplemental executive retirement plan to the extent such plan is being provided to similarly situated executives in the Company. Mr. Lubow participates in the defined benefit component of the SERP, under which the amount of supplemental retirement benefits is based upon a benefit at normal retirement which approximates the differences between (i) the total retirement benefit the participant would have received under the Pension Plan formula without taking into account limitations on compensation and annual benefits; and (ii) the retirement benefit the participant would actually be entitled to under the Pension Plan formula at normal retirement. Messrs. Lubow, Reddy, Fegan, Geisel and Porzelt participate under the defined contribution component of the SERP, which provides for a benefit equivalent to 3.5% of the executive’s compensation that would have otherwise been eligible as compensation under the 401(k) Plan, without taking into account limitations on compensation and annual benefits.

Risk Assessment

The Compensation Committee charter provides that the Compensation Committee is responsible for reviewing the Company’s incentive compensation arrangements to ensure that they are balanced with respect to risk, have effective controls and are compatible with regulatory guidance. The Company’s compensation program is designed to mitigate risk by: (1) providing competitive non-performance-based salaries, retirement and fringe benefits, (2) incorporating cash incentives to reward current successes, in relation to forecast performance derived from the strategic plan, and (3) including long-term incentives in the form of stock awards and performance-based shares, as well as maintaining stock ownership and retention requirements, to sustain focus on long-term shareholder value.

The Company’s Incentive Compensation Policy requires an annual review of incentive plans by the Bank’s Enterprise Risk Management department for any material changes from the prior year. The annual review is presented to the Compensation Committee. Periodically, and at least every third year, the plans are reviewed by the Compensation Committee’s independent compensation consultant. The independent compensation consultant assists the Compensation Committee in the review of potential risks stemming from the Company’s compensation programs by conducting a comprehensive review and evaluation of incentive plans covering all eligible employees of the Company. Interim compensation actions such as special stock grants, base salary increases to individuals outside of the regular time schedule for such action, or other special circumstances are considered by the Compensation Committee in the context of exposing the Company and/or Bank to undue risk. Changes to the plans from 2024 were not deemed material and the Compensation Committee concluded that the Company’s compensation policies, practices and programs did not promote excessive risk taking or pose risks the reasonably likely to have a material adverse effect on the Company.

Role of Management in Compensation Decisions

In order for the Compensation Committee to make decisions regarding base salary, annual and long-term incentives, and other aspects of the Company’s benefit programs, the CEO is asked to provide input on corporate objectives and individual performance. The input is considered to be suggestions and recommendations for the Compensation Committee’s consideration. The NEOs do not attend portions of the Compensation Committee meetings during which their individual performance is being evaluated or their compensation is being determined. The CEO annually reviews the performance and determines the compensation for senior management of the Company who are not NEOs.

Clawback Policy

The Compensation Committee reviewed the Company’s clawback policy which was last updated in July 2023, to comply with final rules adopted by the SEC to implement the applicable provision of the Dodd-Frank Wall Street Reform and Consumer Protection Act relating to the recoupment of incentive-based compensation. The policy applies in the event that the Company is required to prepare an accounting restatement due to its material noncompliance with any financial reporting requirement under the Federal securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. The incentive-based compensation subject to clawback is the incentive-based compensation received by an Executive Officer during the three completed fiscal years immediately preceding the date that the Company is required to prepare an accounting restatement as described. The amount of incentive-based compensation subject to the clawback policy is the amount of incentive-based compensation received that exceeds the amount of incentive based-compensation that otherwise would have been received had it been determined based on the restated amounts in the Company’s financial statements and computed without regard to any taxes paid.

Stock Ownership Guidelines

The Board of Directors believes it is in the best interests of its shareholders, and promotes the Company’s commitment to sound corporate governance, that every director and NEO possess a meaningful personal financial interest in the Company. In the opinion of the Board of Directors, such an investment commits the individual to the future of the Company and aligns his/her interests with those of the Company’s shareholders. In March 2025, the Board approved updated guidelines for minimum Common Stock ownership. The minimum Common Stock ownership requirement must be satisfied within five years of the later of adoption of, or becoming subject to, these guidelines. The following shares of Common Stock count towards the minimum stock ownership guidelines: shares owned outright or jointly with an immediate family member, shares in benefit plans such as the 401(k), vested restricted shares, vested RSUs, unvested time-based restricted shares, and unvested time-based RSUs. Shares that vest based on achievement of performance conditions do not count toward the minimum stock ownership guidelines. All directors and NEOs must retain ownership of 100% of shares received through the vesting of restricted stock or the exercise of stock options until he or she is in compliance with the applicable, fully phased-in, minimum Common Stock ownership requirement. The Corporate Governance Committee periodically, however, no less than annually, reviews the compliance of each director and NEO with these Common Stock ownership guidelines.

These guidelines allow for extenuating circumstances and discretion in the evaluation process. As of December 31, 2025, all directors and NEOs were in compliance with the Company’s stock ownership guidelines or were within the five-year period to achieve compliance.

The minimum stock ownership guidelines are:

Directors:	Five times (5.0x) annual cash retainer
CEO:	Three times (3.0x) annual base salary
Other NEOs:	1.5 times (1.5x) annual base salary

Pledging and Anti-Hedging Policies

Directors, officers and other employees are prohibited from entering into a Company securities in a margin account or pledging Company securities as collateral for a loan while serving as a member of the Board, an officer, or employee of the Company.

Also, directors, officers and other employees, while serving as a member of the Board, an officer, or employee of the Company are prohibited from entering into any hedging, derivative or other equivalent transaction that is specifically

45

designed to reduce or limit the extent to which declines in the trading price of the Company Common Stock would affect the value of the shares of Company Common Stock owned by the director, officer or employee. This policy provides that examples of prohibited hedging transactions include (i) short sales of the Company Common Stock (the practice of selling a security borrowed from another), (ii) buying put options or selling call options relating to the Company Common Stock, (iii) selling security futures contracts relating to Company Common Stock, (iv) entering into prepaid variable forward sale contracts, equity swaps, or zero cost collars relating to the Company Common Stock, and (v) contributing Company Common Stock to an exchange fund in exchange for an interest in the fund.

POLICIES AND PRACTICES RELATED TO THE GRANT OF CERTAIN EQUITY AWARDS

While the Company does not have a formal policy or obligation that requires it to grant or award equity-based compensation on a specific date, the Compensation Committee and the Board of Directors have a historic practice of not granting stock options to the executive officers during closed quarterly trading windows as determined under the Company’s Insider Trading Policy. Consequently, the Company has not granted, and does not expect to grant any stock options to any named executive officers within four business days preceding or one business day after the filing with the Securities and Exchange Commission of any report on Forms 10-K, 10-Q, or 8-K that discloses material non-public information. The Compensation Committee and the Board of Directors do not take material non-public information into account when determining the timing of equity awards nor do they time the disclosure of such information to affect the value of executive compensation. The Company did not grant any stock options to its executive officers, including the named executive officers, during the year ended December 31, 2025.

COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT

1.	The Compensation and Human Resources Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management; and
2.	Based on the review and discussions referred to in paragraph 1 above, the Compensation and Human Resources Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement for the 2026 Annual Meeting of Shareholders.

COMPENSATION AND HUMAN RESOURCES COMMITTEE OF DIME COMMUNITY BANCSHARES, INC.

Rosemarie Chen (Chairperson)

Paul M. Aguggia, Member

Matthew A. Lindenbaum, Member

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning compensation paid to the NEOs for the years ended December 31, 2025, 2024, and 2023.

							Change in
							Pension
							Value and
						Non-Equity	Nonqualified
						Incentive	Deferred	All
				Stock	Stock	Plan	Compensation	Other
Name and Principal Position	Year (1)	Salary (2)	Bonus	Awards (3)	Options	Compensation (4)	Earnings (5)	Compensation (6)	Total
Stuart H. Lubow	2025	$1,043,164	$—	$1,163,271	$—	$1,246,861	$436,486	$218,743	$4,108,525
President and	2024	$996,375	$—	$652,769	$—	$1,236,385	$436,486	$224,590	$3,546,605
Chief Executive Officer	2023	$900,962	$—	$1,868,314	$—	$1,207,781	$347,611	$197,558	$4,522,226
Avinash Reddy	2025	$562,125	$—	$427,480	$—	$336,033	$—	$93,384	$1,419,022
Senior Executive Vice President	2024	$536,510	$—	$216,300	$—	$332,873	$—	$99,330	$1,185,013
& Chief Operating Officer/Chief Financial Officer	2023	$518,269	$—	$193,787	$—	$325,172	$—	$94,037	$1,131,265
Thomas X. Geisel
Senior Executive Vice President	2025	$415,473	$—	$199,988	$—	$297,207	$—	$269,776	$1,182,444
& Chief Commercial Officer
Conrad J. Gunther	2025	$500,187	$—	$302,503	$—	$252,070	$—	$1,236,647	$2,291,407
Former Senior Executive Vice President	2024	$485,618	$—	$195,782	$—	$301,297	$—	$102,786	$1,085,483
& Chief Lending Officer	2023	$465,723	$—	$175,420	$—	$294,327	$—	$98,266	$1,033,736
Michael J. Fegan	2025	$426,540	$—	$258,016	$—	$228,149	$—	$40,072	$952,777
Senior Executive Vice President	2024	$413,879	$—	$166,860	$—	$231,109	$—	$45,340	$857,188
& Chief Technology and Operations Officer	2023	$396,923	$—	$358,727	$—	$225,762	$—	$40,226	$1,021,638
Christopher J. Porzelt	2025	$396,298	$—	$199,996	$—	$212,232	$—	$36,761	$845,287
Executive Vice President & Chief Risk Officer	2024	$383,221	$—	$154,500	$—	$213,990	$—	$39,039	$790,750
(1)	Mr. Geisel, Mr. Fegan and Mr. Porzelt are NEOs for the first time in 2025, 2023 and 2024, respectively, and pursuant to SEC rules, compensation for prior years is not required to be reported.
(2)	For 2025, the annual base salaries of Messrs. Lubow, Reddy, Fegan, Gunther, and Porzelt were increased to $1,057,500, $570,000, $430,000, $500,187 and $400,000, respectively, effective April 1, 2025.
(3)	Included in this column are the dollar amounts of (i) the value of time-based restricted stock awards granted in March 2025 to the following NEOs: Mr. Lubow $465,314, Mr. Reddy $170,986, Mr. Geisel $99,990, Mr. Fegan $103,212, Mr. Gunther $121,001, Mr. Porzelt $80,010, (ii) the value of the performance-based restricted stock awards granted in March 2025 assuming vesting at the Target level to the following NEOs: Mr. Lubow $697,950 Mr. Reddy $256,500, Mr. Geisel $99,990, Mr. Fegan $154,800, Mr. Gunther $181,490, Mr. Porzelt $120,000. Assuming vesting of performance-based restricted stock at the Maximum level, the value of these performance-based awards would have been as follows: Mr. Lubow $1,046,925, Mr. Reddy $384,750, Mr. Geisel $149,972, Mr. Fegan $232,200, Mr. Gunther $272,236, Mr. Porzelt $180,000. The performance-based shares vest based on actual performance of the metrics at the end of the three-year performance period. The vesting schedule for awards under the 2025 LTIP and the performance-based, promotion equity grants are described in the “Outstanding Equity Awards at Fiscal Year-End” table.
(4)	Included in this column are the amount of the cash awards under the 2025 AIP. See discussion of “2025 AIP” in the Compensation Discussion and Analysis.
(5)	Reflects change in present value of accumulated benefits under the pension plan component of the SERP for Mr. Lubow and is calculated based on the same assumptions used for financial reporting purposes under generally accepted accounting principles.
(6)Details of the amounts reported in the “All Other Compensation” column for 2025 are provided in the table below.

	Itemization of All Other Compensation of Summary Compensation Table for 2025
	401(k)	Dividends			Cash in Lieu
	Contribution	on		Life	of
Name	($)	Stock ($)	Auto ($)	Insurance ($)	Perquisites ($)	Severance ($)	Other ($) (1)	Total ($)
Stuart H. Lubow	$10,500	$35,839	$—	$4,870	$100,000	$—	$67,534	$218,743
Avinash Reddy	$10,500	$13,522	$—	$287	$50,000	$—	$19,075	$93,384
Thomas X. Geisel	$10,471	$2,660	$—	$4,750	$42,603	$—	209,292 (2)	$269,776
Conrad J. Gunther	$10,500	$11,379	$—	$8,106	$50,000	$1,132,038	$24,624	$1,236,647
Michael J. Fegan	$10,500	$9,410	$8,400	$994	$—	$—	$10,768	$40,072
Christopher J. Porzelt	$10,500	$7,771	$8,400	$980	$—	$—	$9,110	$36,761
(1)	Included in this column are the Company’s contributions to the 401(k) portion of each NEO’s account balance under the SERP.
(2)	Included in this amount is Mr. Geisel’s sign-on bonus.

47

EMPLOYMENT AGREEMENTS

The Company and the Bank are parties to employment agreements with Messrs. Lubow, Reddy, and Geisel, setting forth the terms of the executives’ employment with the Company and the Bank. The employment agreements are for a term of three (3) years, subject to a daily renewal, unless the Company provides the executive with a written notice of non-renewal at least ninety (90) days before a renewal date. Mr. Lubow’s employment agreement provides for an annual base salary of not less than $700,000, an annual cash bonus opportunity in an amount at least equal to 100% of base salary at target, an annual equity award with a fair market value equal to an amount at least equal to 65% of base salary as of the grant date, and an annual cash allowance of $100,000 in lieu of perquisites. Mr. Reddy’s employment agreement provides for an annual base salary of not less than $500,000, an annual cash bonus opportunity in an amount at least equal to 45% of base salary at target, an annual equity award with a fair market value equal to an amount at least equal to 35% of base salary as of the grant date, and an annual cash allowance of $50,000 in lieu of perquisites. Mr. Geisel’s employment agreement provides for an annual base salary of not less than $489,456, an annual cash bonus opportunity in an amount at least equal to 50% of base salary at target, an annual equity award with a fair market value equal to an amount at least equal to 40% of base salary as of the grant date, and an annual cash allowance of $50,000 in lieu of perquisites, which was prorated to $42,603 in 2025. Mr. Gunther’s employment agreement terminated upon his retirement on December 31, 2025, except for the post-employment restrictions, including the non-competition and non-solicitation provisions, which remain in effect.

If the executive’s employment is terminated by the Company and the Bank without cause or the executive officer resigns for good reason, he would be entitled to the following payments and benefits: the sum of (1) an amount equal to the product of (x) the executive’s annual cash bonus for the fiscal year immediately preceding the fiscal year in which the event of termination occurs (which we refer to as the “Recent Bonus”) if such bonus has not been paid as of the date of the event of termination and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the date of termination, and the denominator of which is 365 (which we refer to as the “Pro Rata Bonus”); (2) the amount equal to the product of (a) three and (b) the sum of (c) executive’s base salary and (d) the Recent Bonus; (3) an amount equal to the Company and its affiliates contributions under the tax-qualified defined contribution plan and any excess or supplemental defined contribution plans sponsored by the Company or its affiliates, in which executive participates as of immediately prior to the date of termination that executive would receive if executive’s employment continued for the three-year period following the date of termination (which we refer to as the “Benefits Period”); and (4) an amount equal to the product of (a) 150% of the monthly premiums for coverage under the Company’s or and its affiliates health care plans and life insurance plans for purposes of continuation coverage under Section 4980B of the Code with respect to the maximum level of coverage in effect for executive and his or her spouse and dependents as of immediately prior to the date of termination, and (b) the number of months in the Benefits Period. The executive shall also be entitled to outplacement services the scope and provider of which shall be selected by the Company or the Bank, provided that such outplacement benefits shall end not later than the last day of the second calendar year that begins after the date of termination.

If the executive’s employment is terminated by reason of death or disability, the executive shall be entitled to the following from the Bank: (a) an amount equal to the product of the most recent annual cash bonus multiplied by a fraction, with the numerator equal to the number of days in the current fiscal year through the date of termination due to death or disability and the denominator equal to 365, (b) any unvested restricted stock awards subject to time-based vesting shall become fully and immediately vested, and the payment or delivery of such awards or benefits shall be accelerated to the extent permitted by Section 409A or other applicable law and the terms of such plan or arrangement, and (c) any unvested performance stock awards shall become fully and immediately vested and pro-rated based on actual performance and if actual performance is not determinable, at target, and the payment or delivery of such awards or benefits shall be accelerated to the extent permitted by Section 409A or other applicable law and the terms of such plan or arrangement.

In consideration for the foregoing payments and benefits payable upon a termination by the Company and the Bank, as applicable, without cause or by the executive officer for good reason prior to a change in control, the executive is required to execute a release of claims in favor of the Company and the Bank. In addition, the employment agreement contains restrictive covenants concerning nondisclosure of confidential information, mutual non-disparagement of either party and a one-year non-solicitation and one-year noncompetition restriction. However, if the executive’s employment is terminated following a change in control, the non-competition and non-solicitation restrictions shall apply for the period of time mutually agreed to by the parties, and in no event shall the time period be less than six months or exceed two years. In the event that payments to the executive become subject to Sections 280G and 4999 of the Code, such payments would be reduced if such reduction would leave the executive officer better off on an after-tax basis.

The Company and the Bank are parties to Defense of Tax Position Agreements with Messrs. Lubow, Reddy and Gunther. The Agreements provide that the Company will pay the costs of defending the executive’s tax position related to any claim by the United States Internal Revenue Service (together with any state or local taxing authority) with respect to any excise tax due under Section 4999 of the Internal Revenue Code; provided, however, such agreement shall only provide defense expense reimbursement but will not entitle the executive to reimbursement for any taxes, excise taxes or penalties under Section 4999. The Agreements do not entitle the executives to a gross-up.

CHANGE IN CONTROL AGREEMENTS

The Company and the Bank have entered into change in control agreements with Mr. Fegan and Mr. Porzelt.  Upon a change in control, Mr. Fegan’s agreement has a term of three (3) years and Mr. Porzelt’s agreement has a term of two (2) years. The agreements are subject to a daily renewal, unless the Company provides the executive with a written notice of non-renewal at least sixty (60) days before a renewal date. If during the Employment Period, the executive’s employment is terminated by the Company and the Bank without cause or if the executive resigns for good reason, he would be entitled to the following payments and benefits: the sum of (1) his  Pro Rata Bonus; (2) the amount equal to the product of (a) three times for Mr. Fegan and two times for Mr. Porzelt and (b) the sum of (c) the executive’s base salary and (d) the Recent Bonus; (3) an amount equal to the Company and its affiliates contributions under the tax-qualified defined contribution plan and any excess or supplemental defined contribution plans sponsored by the Company or its affiliates, in which the executive participates as of immediately prior to the date of termination that he would receive for the Benefits Period; and (4) an amount equal to the product of (a) 150% of the monthly premiums for coverage under the Company’s or and its affiliates health care plans and life insurance plans for purposes of continuation coverage under Section 4980B of the Code with respect to the maximum level of coverage in effect for the executive and his spouse and dependents as of immediately prior to the date of termination, and (b) the number of months in the Benefits Period. The executive shall also be entitled to outplacement services, the scope and provider of which shall be selected by the Company or the Bank, provided that such outplacement benefits shall end not later than the last day of the second calendar year that begins after the date of termination. In the event that payments to the executive become subject to Sections 280G and 4999 of the Code, such payments would be reduced if such reduction would leave the executive officer better off on an after-tax basis. If the executive’s employment is terminated by reason of death or disability, he shall be entitled to an amount equal to the product of the most recent annual cash bonus multiplied by a fraction, with the numerator equal to the number of days in the current fiscal year through the date of termination due to death or disability and the denominator equal to 365.

49

GRANTS OF PLAN BASED AWARDS

The following table sets forth certain information pertaining to grants of Plan Based Awards to the NEOs during 2025.

											Grant
									All Other	Exercise	Date
								All Other	Option	or Base	Fair
								Stock	Awards:	Price of	Value
								Awards:	Number of	Options	of Stock
		Estimated Possible Payouts Under			Estimated Possible Payouts			Number of	Securities	Awards	and
		Non-Equity Incentive Plan			Under Equity Incentive			Shares or	Underlying	($/Sh)	Options
		Awards ($) (1)			Plan Awards (2)			Units (3)	Options	Awards (4)	Awards (4)
Name	Grant Date	Threshold (a)	Target (b)	Maximum (c)	Threshold (#)	Target (#)	Maximum (#)	(#) (d)	(#) (d)	$ (e)	$ (e)
Stuart H.		$528,750	$1,057,500	$1,586,250	—	—	—	—	—	—	—
Lubow	03/31/25	—	—	—	12,378	24,757	37,135	16,505	—	—	$1,163,271
Avinash		$142,500	$285,000	$427,500	—	—	—	—	—	—	—
Reddy	03/31/25	—	—	—	4,549	9,098	13,647	6,065	—	—	$427,480
Thomas X.		$126,035	$252,070	$378,105	—	—	—	—	—	—	—
Geisel	03/31/25	—	—	—	1,184	2,368	3,553	3,547	—	—	$248,131
Conrad J.		$126,035	$252,070	$378,105	—	—	—	—	—	—	—
Gunther	03/31/25	—	—	—	3,219	6,438	9,656	4,292	—	—	$302,503
Michael J.		$107,500	$215,000	$322,500	—	—	—	—	—	—	—
Fegan	03/31/25	—	—	—	2,745	5,491	8,236	3,661	—	—	$258,016
Christopher		$80,000	$160,000	$240,000	—	—	—	—	—	—	—
J. Porzelt	03/31/25	—	—	—	2,128	4,256	6,385	2,838	—	—	$199,996
(1)	The information in these columns reflects the range of possible payments under the 2025 AIP. For an explanation of the incentive opportunities, see the section titled “Compensation Discussion and Analysis – 2025 Annual (Cash) Incentive Plan (“2025 AIP”).”
(2)	The information in these columns reflects the range of possible awards for vesting of PRSAs. The awards granted on March 31, 2025 will vest based on the achievement of two pre-determined performance goals: Consolidated CRE Concentration Ratio for the performance period January 1, 2025 through December 31, 2027 and Relative Deposit Franchise Quality Among Metro NY/NJ Banks for the performance period January 1, 2025 to December 31, 2027. In March 2025, the Compensation Committee approved threshold, target and maximum opportunities based on consultation with an independent compensation consulting firm ranging from 50% to 150% of threshold level of performance. For an explanation of the performance goals, see the section titled “Compensation Discussion and Analysis – 2025 Long-Term (Equity) Incentive Plan (“2025 LTIP”).”
(3)	The amounts shown in column (d) reflect the number of shares of time-vested restricted stock granted in March 2025 to each NEO pursuant to the 2025 LTIP.
(4)	The amounts included in column (e) reflect the full grant date fair value of the restricted stock awards calculated in accordance with FASB ASC No. 718, based on attaining the performance at the target level.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information pertaining to outstanding equity awards held by the NEOs as of December 31,  2025.

	Option Awards				Stock Awards
Equity
							Equity	Incentive
							Incentive	Plan Awards:
						Market	Plan Awards:	Market or
					Number of	Value	Number of	payout value
	Number of	Number of			shares or	of shares	unearned	of unearned
	securities	securities			units of	or units of	shares, units	shares, units
	underlying	underlying	Option		stock	stock	or other	or other
	unexercised	unexercised	exercise	Option	that have	that have	rights that	rights that
	options	options	price	expiration	not	not	have not	have not
Name	exercisable	unexercisable	($/sh)	date	vested	vested (1) ($)	vested	vested (1) ($)
Stuart H. Lubow	—	—	—	—	28,411 (2)	$854,887	132,290 (7)	$3,980,606
Avinash Reddy	—	—	—	—	10,343 (3)	$311,211	21,375 (8)	$643,174
Thomas X. Geisel	—	—	—	—	3,547 (4)	$106,729	2.369 (9)	$71,283
Michael J. Fegan	—	—	—	—	6,961 (5)	$209,456	24,961 (10)	$751,076
Christopher J. Porzelt	—	—	—	—	5,789 (6)	$174,191	12,551 (11)	$377,660
(1)Amounts based on closing price of our Common Stock as of December 31, 2025 ($30.09), as reported on the NASDAQ®.
(2)	2,554 shares vest on March 31, 2026; 9,352 shares vest in equal installments on March 31, 2025 and March 31, 2026; and 16,505 shares vest in equal installments on the first, second, and third anniversary of the date of grant of March 31, 2025.

(3)	1,179 shares vest on March 31, 2026; 3,099 shares vest in equal installments on March 31, 2026 and March 31, 2027; and 6,065 shares vest in equal installments on the first, second, and third anniversary of the date of grant of March 31, 2025.
(4)3,547 shares vest in equal installments on the first, second, and third anniversary of the date of grant of March 31, 2025.
(5)	910 shares vest on March 31, 2026; 2,390 shares vest in equal installments on March 31, 2026 and March 31, 2027; and 3,661 shares vest in equal installments on the first, second, and third anniversary of the date of grant of March 31, 2025.
(6)	737 shares vest on March 31, 2026; 2,214 shares vest in equal installments on March 31, 2026 and March 31, 2027; and 2,838 shares vest in equal installments on the first, second, and third anniversary of the date of grant of March 31, 2025.
(7)	For Mr. Lubow, 86,493 shares cliff vest at Target in 2025 upon satisfaction of performance requirements, 21,040 shares cliff vest at Target in 2026 upon satisfaction of performance requirements, and 24,757 shares cliff vest at Target in 2027 upon satisfaction of performance requirements.
(8)	For Mr. Reddy, 5,305 shares cliff vest at Target in 2025 upon satisfaction of performance requirements, 6,972 shares cliff vest at Target in 2026 upon satisfaction of performance requirements, and 9,098 shares cliff vest at Target in 2027 upon satisfaction of performance requirements.
(9)For Mr. Geisel, 2,369 shares cliff vest in 2027 at Target upon satisfaction of performance requirements.
(10)	For Mr. Fegan, 14,092 shares cliff vest at Target in 2025 upon satisfaction of performance requirements, 5,378 shares cliff vest at Target in 2026 upon satisfaction of performance requirements, and 5,491 shares cliff vest at Target in 2027 upon satisfaction of performance requirements.
(11)	For Mr. Porzelt, 3,315 shares cliff vest at Target in 2025 upon satisfaction of performance requirements, 4,980 shares cliff vest at Target in 2026 upon satisfaction of performance requirements, and 4,256 shares cliff vest at Target in 2027 upon satisfaction of performance requirements.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth information regarding the value realized by our NEOs on option exercises and stock awards vested during the year ended December 31, 2025.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Stuart H. Lubow	—	—	18,778	$390,860
Avinash Reddy	—	—	9,087	$189,613
Conrad J. Gunther	—	—	8,578	$179,474
Michael J. Fegan	—	—	6,152	$127,665
Christopher J. Porzelt	—	—	4,251	$87,103
(1)	Based on the closing price of our Common Stock on the respective vesting dates.

51

NONQUALIFIED DEFERRED COMPENSATION

The Bank maintains the SERP, which is a non-qualified deferred compensation plan, to provide benefits for certain executives and officers. The SERP is designed to compensate for the benefits reduced under the 401(k) and the Pension Plan (plan is frozen and terminated) due to the application of the compensation dollar limits and annual benefit limits under the Internal Revenue Code of 1986, as amended (the “Code”).

Under the terms of the SERP, the amount of a participant’s annual 401(k) credit and/or annual pension credit is generally equal to the excess of the annual benefit to which the participant would have been entitled under the 401(k) Plan and/or the Pension Plan if the compensation dollar limits under the Code did not apply for each plan year. A participant’s account balance will be fully vested at all times. Mr. Lubow is the only NEO that participates in the Pension Plan benefit under the SERP.

The following table sets forth certain information pertaining to the present value of accumulated benefits payable to Mr. Lubow as of December 31, 2025. The amounts reflected have been determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Stuart H. Lubow	SERP	5	$2,091,665	—

NONQUALIFIED DEFERRED COMPENSATION – 401(K) SERP

Name	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year ($) (1)	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year End
Stuart H. Lubow	—	$67,534	$23,560	—	$332,741
Avinash Reddy	—	$19,075	$16,769	—	$145,566
Conrad J. Gunther	—	$24,624	$12,474	—	$118,543
Thomas X. Geisel	—	$9,292	$748	—	$10,040
Michael J. Fegan	—	$10,768	$8,847	—	$66,145
Christopher J. Porzelt	—	$9,110	$7,660	—	$52,876
(1)	Contributions included in the “Registrant Contributions in Last Fiscal Year” column are included as compensation for the NEO in the Summary Compensation Table.

As previously disclosed, under the terms of the SERP, the amount of a participant’s annual 401(k) credit and/or annual pension credit is generally equal to the excess of the annual benefit to which the participant would have been entitled under the 401(k) Plan and/or the Pension Plan if the compensation dollar limits under the Code did not apply for each plan year. A participant’s account balance will be fully vested at all times.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table shows estimated payments that would be made to the NEOs upon specified events, assuming such events occurred on December 31, 2025, pursuant to each NEO’s employment agreement, change in control agreement, equity awards, and other benefit plans or arrangements under the various circumstances presented. In addition, the NEOs are entitled to certain retirement benefits under plans maintained by the Bank or the Company that are not conditioned on a termination of employment or a change in control of the Bank or the Company. The NEOs are participants in a SERP, as described above in the Pension Benefits and Nonqualified Deferred Compensation section of this Proxy Statement, and details regarding their benefits in the SERP are disclosed in the Pension Benefits table and the Nonqualified Deferred Compensation table of this Proxy Statement.

Name	Involuntary Termination ($)	Involuntary Termination after Change in Control ($)	Disability ($)	Death ($)
Stuart H. Lubow
Stock Based Incentive Plans	—	$4,835,493 (2)	$4,835,493 (2)	$4,835,493 (2)
Employment Agreement	$8,578,165 (1)	$8,227,399 (3)	$1,236,385 (4)	$1,236,385 (4)
Avinash Reddy
Stock Based Incentive Plans	—	$984,395 (2)	$984,395 (2)	$984,395 (2)
Employment Agreement	$3,181,597 (1)	$3,134,880 (3)	$332,873 (4)	$332,873 (4)
Thomas X. Geisel
Stock Based Incentive Plans	—	$142,506 (2)	$142,506 (2)	$142,506 (2)
Employment Agreement	$1,693,384 (1)	$2,444,126 (3)	—	—
Michael J. Fegan
Stock Based Incentive Plan	—	$913,712 (2)	$913,712 (2)	$913,712 (2)
Change in Control Agreement	—	$2,224,496 (3)	—	—
Christopher J. Porzelt
Stock Based Incentive Plans	—	$521,911 (2)	$521,911 (2)	$521,911 (2)
Change in Control Agreement	—	$1,497,147 (3)	—	—
(1)	For Messrs. Lubow, Reddy and Geisel, this amount represents the sum of: (i) an amount equal to the product of (a) the executive’s annual cash bonus for the fiscal year immediately preceding the fiscal year in which the event of termination occurs (the “Recent Bonus”) and (b) a fraction, the numerator of which is the number of days in the current fiscal year through the date of termination, and the denominator of which is 365 (the “Pro Rata Bonus”), (ii) an amount equal to the product of (a) three and (b) the sum of (c) executive’s base salary and (d) the Recent Bonus; (iii) an amount equal to the Company and its affiliates contributions under the tax-qualified defined contribution plan and any excess or supplemental defined contribution plans sponsored by the Company or its affiliates, in which executive participates as of immediately prior to the date of termination that executive would receive if executive’s employment continued for the three-year period following the date of termination; and (iv) an amount equal to the product of (a) 150% of the monthly premiums for coverage under the Company’s or and its affiliates health care plans and life insurance plans for purposes of continuation coverage under Section 4980B of the Code with respect to the maximum level of coverage in effect for executive and his or her spouse and dependents as of immediately prior to the date of termination, and (b) thirty-six. Mr. Geisel did not receive a Recent Bonus due to his hire date in 2025.
(2)	This amount represents the value of unvested restricted stock units and restricted stock awards, subject to time-based and performance-based vesting (at target), that receive accelerated vesting upon certain events, including death, disability and a qualifying termination of employment following a change in control.
(3)	In the event of an involuntary termination after a change in control, this amount represents the sum of (i) the Pro Rata Bonus; (ii) the amount equal to the product of (a) three (two for Mr. Porzelt) and (b) the sum of (c) executive’s base salary and (d) the greater of the Annual Cash Bonus (at target) in the year of a change in control or the average of the annual cash bonus earned by the executive during the three years prior to a change in control (including the full value of the annual cash bonus, whether payable in cash or another form); (iii) an amount equal to the Company and its affiliates contributions under the tax-qualified defined contribution plan and any excess or supplemental defined contribution plans sponsored by the Company or its affiliates, in which executive participates as of immediately prior to the date of termination that executive would receive if executive’s employment continued for the three years (two years for Mr. Porzelt); and (iv) an amount equal to the product of (a) 150% of the monthly premiums for coverage under the Company’s or and its affiliates health care plans and life insurance plans for purposes of continuation coverage under Section 4980B of the Code with respect to the maximum level of coverage in effect for executive and his or her spouse and dependents as of immediately prior to the date of termination, and (b) thirty-six (twenty-four for Mr. Porzelt). In consideration for the foregoing payments and benefits, each employment agreement contains restrictive covenants concerning nondisclosure of confidential information, mutual non-disparagement of either party and non-competition and non-solicitation restrictions, which shall apply for the period of time mutually to be agreed to by the parties, and in no event shall the time period be less than six months or exceed two years. In the event that payments to the executive become subject to Sections 280G and 4999 of the Code, such payments shall be reduced if such reduction would leave the executive officer better off on an after-tax basis, and accordingly, the amount shown in this column may be reduced.
(4)In the event of death or disability, this amount represents the Recent Bonus.

The Company, Bank and Mr. Gunther, the former Senior Executive Vice President and Chief Lending Officer of the Company, entered into a Retirement, Consulting and Release Agreement, dated November 3, 2025, in connection with Mr. Gunther’s retirement and subsequent resignation from his employment with the Company and Bank on December  31, 2025.  As provided in the agreement: (i) Mr. Gunther received a bonus of $252,070, less required withholding, which reflected the executive’s annual incentive award under the 2025 Annual Incentive Plan and which was paid on December 31, 2025, (ii) accelerated vesting of certain equity awards, and (iii) a consulting fee equal to $579,554 in exchange for consulting services from January 1, 2026 through December 31, 2026.

53

CEO PAY RATIO

Pursuant to Section 953 (b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our median compensated employee and the annual total compensation of our CEO.

For 2025, annual total compensation of our median employee other than our CEO was $94,000.16 and the annual total compensation for our CEO as reported in the 2025 Summary Compensation Table was $4,172,479.71. Based on this information, for 2025 we estimate the ratio of our CEO’s annual total compensation to the annual total compensation of our median employee was 44 to 1.

We identified our median employee using our entire workforce, as of December 31, 2025, including all full-time and part-time employees of the Bank. We used wages from our payroll records as reported to the Internal Revenue Service on Form W-2 for fiscal 2025. We annualized compensation for full-time and part-time permanent employees who were employed on December 31, 2025, but did not work for us the entire year. No full-time equivalent adjustments were made for part-time employees.

We determined the annual total 2025 compensation for our median employee by calculating total compensation for such employee in accordance with the requirements of Item 402 (c)(2)(x) of Regulation S-K.

With regard to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2025 Summary Compensation Table, which is included in this Proxy Statement.

The SEC’s rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and various assumptions and, as a result, the pay ratio reported by the Company may not be comparable to the pay ratio reported by other companies.

PAY VERSUS PERFORMANCE DISCLOSURE

In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and Non-PEO NEOs and Company performance for the fiscal years listed below. The Compensation and Human Resources Committee did not utilize Compensation Actually Paid as the basis for making compensation decisions. For further information concerning our compensation philosophy and how we align executive compensation with our performance, please refer to our “Compensation Discussion and Analysis”.

							Value of Initial Fixed 100 Investment based on: (4)
Year	Summary Compensation Table Total for Kevin O’Connor ($) (1)	Summary Compensation Table Total for Stuart Lubow ($) (1)	Compensation Actually Paid to Kevin O’Connor ($) (1) (2) (3)	Compensation Actually Paid to Stuart Lubow ($) (1) (2) (3)	Average Summary Compensation Table Total for Non-PEO NEOs ($) (1)	Average Compensation Actually Paid to Non-PEO NEOs ($) (1) (2) (3)	TSR ($)	Peer Group TSR ($)	Net Income ($ Millions)	Adjusted ROATCE (5)
(a)	(b)	(b)	(c)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2025	N/A	4,172,480	N/A	3,994,757	1,120,807	1,179,381	148.64	145.06	110.7	10%
2024	N/A	3,546,605	N/A	3,954,412	979,609	1,137,628	146.53	138.72	29.1	6%
2023	10,135,803	4,522,226	7,246,970	4,278,562	985,010	899,141	123.11	121.01	96.1	11%
2022	4,255,662	N/A	3,567,836	N/A	1,656,101	1,490,284	139.13	120.97	152.6	17%
2021	9,674,312	N/A	10,555,214	N/A	2,954,276	3,376,950	149.29	134.24	104.0	11%
(1)	Kevin O'Connor was our PEO for 2020 through August 31, 2023. Stuart Lubow is our PEO starting August 31, 2023. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2021	2022	2023	2024	2025
Stuart H. Lubow *	Stuart H. Lubow	Avinash Reddy	Avinash Reddy	Avinash Reddy
Avinash Reddy *	Avinash Reddy	Conrad J. Gunther	Conrad J. Gunther	Conrad J. Gunther
Conrad J. Gunther *	Conrad J. Gunther	Patricia M. Schaubeck	Michael J. Fegan	Michael J. Fegan
Patricia M. Schaubeck *	Patricia M. Schaubeck	Michael J. Fegan	Christopher J. Porzelt	Christopher J. Porzelt
Howard H. Nolan				Thomas X. Geisel
John M. McCaffery

* Messrs. Lubow, Reddy, Gunther and Ms. Schaubeck became NEOs for the first time in 2021 and, pursuant to SEC rules, their compensation in this Pay Versus Performance disclosure reflects amounts calculated from February 1, 2021, which was the date of the Merger and the first day of their employment with the Company.

(2)	The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.
(3)	Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEOs and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards and Option Awards column are the totals from the Stock Awards and Option Awards columns set forth in the Summary Compensation Table. Amounts in the Exclusion of Change in Pension Value column reflect the amounts attributable to the Change in Pension Value reported in the Summary Compensation Table. Amounts in the Inclusion of Pension Service Cost are based on the service cost for services rendered during the listed year and any prior year service cost of pension benefits (if a plan amendment or initiation occurred during the year).
(4)	The Peer Group TSR set forth in this table utilizes the S&P SmallCap 600 Banks Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2025. The comparison assumes $100 was invested for the period starting December 31, 2020, through the end of the listed year in the Company and in the S&P SmallCap 600 Banks Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.
(5)	We determined Adjusted Return on Average Tangible Common Equity (“Adjusted ROATCE”) to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and Non-PEO NEOs in 2025. Return on average tangible common equity (ROATCE) is a non-GAAP measure that is computed by dividing net earnings applicable to common shareholders by average monthly tangible common shareholders’ equity, and Adjusted ROATCE is a non-GAAP measure that further excludes from ROATCE one-time items such as Merger-related expenses, severance expenses, gains from sales of securities and other assets, branch closure expenses, expenses related to termination of borrowings, and other one-time items. This performance measure may not have been the most important financial performance measure for years 2024, 2023, 2022 and 2021 and we may determine a different financial performance measure to be the most important financial performance measure in future years. Please refer to the Compensation Discussion & Analysis for additional information about our compensation program in 2025.

	Summary		Exclusion of
	Compensation	Exclusion of Change	Stock Awards and	Inclusion of Pension	Inclusion of	Compensation
	Table Total for	in Pension Value for	Option Awards for	Service Cost for	Equity Values for	Actually Paid to
	Kevin O'Connor	Kevin O'Connor	Kevin O'Connor	Kevin O'Connor	Kevin O'Connor	Kevin O'Connor
Year	($)	($)	($)	($)	($)	($)
2025	N/A	N/A	N/A	N/A	N/A	N/A
2024	N/A	N/A	N/A	N/A	N/A	N/A
2023	10,135,803	-374,957	-539,841	48,573	-2,022,608	7,246,970
2022	4,255,662	-568,791	-584,959	48,098	417,826	3,567,836
2021	9,674,312	-246,142	-2,572,445	59,569	3,639,920	10,555,214

	Summary		Exclusion of
	Compensation	Exclusion of Change	Stock Awards and	Inclusion of Pension	Inclusion of	Compensation
	Table Total for	in Pension Value for	Option Awards for	Service Cost for	Equity Values for	Actually Paid to
	Stuart Lubow	Stuart Lubow	Stuart Lubow	Stuart Lubow	Stuart Lubow	Stuart Lubow
Year	($)	($)	($)	($)	($)	($)
2025	4,172,480	-500,442	-1,163,271	—	1,485,990	3,994,757
2024	3,546,605	-436,486	-652,769	—	1,497,062	3,954,412
2023	4,522,226	-347,611	-1,868,314	—	1,972,261	4,278,562

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	Average	Average	Average
	Summary	Exclusion of	Exclusion of	Average	Average	Average
	Compensation	Change in	Stock Awards and	Inclusion of Pension	Inclusion of	Compensation
	Table Total for	Pension Value for	Option Awards for	Service Cost for	Equity Values for	Actually Paid to
	Non-PEO NEOs	Non-PEO NEOs	Non-PEO NEOs	Non-PEO NEOs	Non-PEO NEOs	Non-PEO NEOs
Year	($)	($)	($)	($)	($)	($)
2025	1,120,807	—	-277,597	—	336,171	1,179,381
2024	979,609	—	-183,361	—	341,380	1,137,628
2023	985,010	—	-216,589	—	130,720	899,141
2022	1,656,101	-112,160	-228,767	—	175,110	1,490,284
2021	2,954,276	-33,159	-408,322	4,372	859,783	3,376,950

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

	Year-End Fair			Change in Fair
	Value of Equity	Change in Fair	Vesting-Date	Value from
	Awards Granted	Value from Last	Fair Value of	Last Day of	Fair Value at	Value of
	During Year	Day of Prior	Equity Awards	Prior Year to	Last Day of	Dividends or Other
	That Remained	Year to Last	Granted During	Vesting Date of	Prior Year of	Earnings Paid	Total -
	Unvested	Day of Year of	Year that	Unvested Equity	Equity Awards	on Equity Awards	Inclusion of
	as of Last	Unvested Equity	Vested During	Awards that Vested	Forfeited	Not Otherwise	Equity Values
	Day of Year for	Awards for	Year for	During Year for	During Year for	Included for	for
	Kevin O'Connor	Kevin O'Connor	Kevin O'Connor	Kevin O'Connor	Kevin O'Connor	Kevin O'Connor	Kevin O'Connor
Year	($)	($)	($)	($)	($)	($)	($)
2025	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2024	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2023	—	—	—	-34,152	-1,988,456	—	-2,022,608
2022	642,454	-209,666	—	-14,962	—	—	417,826
2021	3,437,414	—	—	202,506	—	—	3,639,920

	Year-End Fair			Change in Fair
	Value of Equity	Change in Fair	Vesting-Date	Value from
	Awards Granted	Value from Last	Fair Value of	Last Day of	Fair Value at	Value of
	During Year	Day of Prior	Equity Awards	Prior Year to	Last Day of	Dividends or Other
	That Remained	Year to Last	Granted During	Vesting Date of	Prior Year of	Earnings Paid	Total -
	Unvested	Day of Year of	Year that	Unvested Equity	Equity Awards	on Equity Awards	Inclusion of
	as of Last	Unvested Equity	Vested During	Awards that Vested	Forfeited	Not Otherwise	Equity Values
	Day of Year for	Awards for	Year for	During Year for	During Year for	Included for	for
	Stuart Lubow	Stuart Lubow	Stuart Lubow	Stuart Lubow	Stuart Lubow	Stuart Lubow	Stuart Lubow
Year	($)	($)	($)	($)	($)	($)	($)
2025	1,614,028	-154,210	—	26,172	—	—	1,485,990
2024	1,401,344	380,507	—	-284,789	—	—	1,497,062
2023	2,280,325	-270,024	—	-38,040	—	—	1,972,261

Average
	Average			Change
	Year-End Fair	Average		in Fair Value
	Value of Equity	Change	Average	from Last Day	Average Fair	Average Value
	Awards Granted	in Fair Value	Vesting-Date	of Prior Year to	Value at Last	of Dividends or
	During Year	from Last Day	Fair Value of	Vesting Date	Day of Prior	Other Earnings
	That Remained	of Prior Year to	Equity Awards	of Unvested	Year of Equity	Paid on Equity	Total -
	Unvested	Last Day of Year	Granted During	Equity Awards	Awards	Awards Not	Average
	as of Last Day	of Unvested	Year that Vested	that Vested	Forfeited	Otherwise	Inclusion of
	of Year for	Equity Awards for	During Year for	During Year for	During Year for	Included for	Equity Values for
	Non-PEO NEOs	Non-PEO NEOs	Non-PEO NEOs	Non-PEO NEOs	Non-PEO NEOs	Non-PEO NEOs	Non-PEO NEOs
Year	($)	($)	($)	($)	($)	($)	($)
2025	305,672	-7,073	47,356	9,613	-19,397	—	336,171
2024	393,641	45,769	—	-98,030	—	—	341,380
2023	248,281	-102,915	—	-14,646	—	—	130,720
2022	251,263	-68,014	—	-8,139	—	—	175,110
2021	779,427	—	55,978	24,378	—	—	859,783

Description of Relationship Between PEO and Other NEO Compensation Actually Paid and Company Total Shareholder Return (“TSR”)

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our other NEOs, and the Company’s cumulative TSR over the five most recently completed fiscal years.

Description of Relationship Between PEO and Other NEO Compensation Actually Paid and Net Income

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our other NEOs, and our Net Income during the five most recently completed fiscal years.

Description of Relationship Between PEO and Other NEO Compensation Actually Paid and Adjusted ROATCE

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our other NEOs, and our Adjusted ROATCE during the five most recently completed fiscal years.

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Description of Relationship Between TSR and Peer Group TSR

The following chart compares our cumulative TSR over the five most recently completed fiscal years to that of the S&P SmallCap 600 Banks Index over the same period (assumes reinvestment of dividends).

Tabular List of Most Important Financial Performance Measures

The following represents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEO and other NEOs for 2025 to Company performance. The measures in this table are not ranked.

Net Income

Adjusted Return on Tangible Common Equity

Adjusted Non-Interest Expense/Average Assets

DELINQUENT SECTION 16(a) REPORTS

Our Common Stock is registered pursuant to Section 12(b) of the Securities Exchange Act of 1934. The officers and directors of the Company and beneficial owners of greater than 10% of our shares of common stock (“10% beneficial owners”) are required to file reports on Forms 3, 4 and 5 with the SEC disclosing beneficial ownership and changes in beneficial ownership. SEC rules require disclosure in our Proxy Statement and Annual Report on Form 10-K of the failure of an officer, director or 10% beneficial owner of the shares of common stock to file a Form 3, 4 or 5 on a timely basis. Based solely on our review of such ownership reports and representations made by the directors and executive officers, two Form 3 reports for an executive and senior vice president, relating to an initial statement of beneficial ownership of securities, were inadvertently filed late. Further, one Form 4 report for a director, relating to a sale of Company stock was inadvertently filed late.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Sarbanes-Oxley Act of 2002 allows for loans made by the Bank, as an FDIC insured institution, to our executive officers and directors in compliance with federal banking regulations. Federal banking regulations allow for loans made to executive officers or directors under a benefit program maintained by the Bank that is generally available to all other employees and that does not give preference to any executive officer or director over any other employee. The Bank maintains a program that provides employees and directors with at least six months of service with a credit of 1.00% to be applied towards costs or a reduction in the loan’s interest rate. Except for the interest rate discount or credit applied towards costs, loans to our directors and executive officers (and their immediate family members and companies in which they are principal owners), are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank, and do not involve more than the normal risk of collectability or present other unfavorable features.

During the year ended December 31, 2025, the Bank had one residential mortgage loan to one director, two residential mortgage loans to two executive officers, and one commercial real estate loan to an entity controlled by one of our directors. The residential mortgage loans were made with the interest rate discount under the program available to all employees described in the immediately preceding paragraph. All five loans were made in the ordinary course of business, on substantially the same terms, including the interest rate (other than the discounted interest rate under the employee discount rate program described above) and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank, and did not involve more than the normal risk of collectability or present other unfavorable features.

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PROPOSAL 2. — RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Crowe LLP (“Crowe”) was the independent registered public accounting firm of the Company for the year ended December 31, 2025, and has been selected to serve as the Company’s independent registered public accounting firm for the year ending 2026. Representatives of Crowe are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions from shareholders.

Shareholder ratification of the selection of Crowe is not required by the Company’s Bylaws or otherwise. However, the Board is submitting the selection of the independent registered public accounting firm to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection of Crowe, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change is in the best interests of the Company and its shareholders.

Fees Paid to Crowe

The following table presents fees for professional audit services rendered by Crowe for the audit of our annual financial statements and other professional services provided for the years ended December 31, 2024 and 2025.

Type of Fees	2024	2025
Audit Fees (1)	$894,075	$971,038
All Other Fees (2)	$241,906	$31,500
Total Fees	$1,135,981	$1,002,538

(1)	Audit fees for 2025 and 2024 consist of professional services rendered for the annual audit of our financial statements and audit of internal controls over financial reporting, along with the review of financial statements included in our quarterly reports.
(2)	All other fees consist of services for consent procedures related to regulatory filings, and the Company’s subordinated debt and equity offering, or other services which may include SEC matters.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of the Independent Registered Public Accounting Firm

The Audit Committee has adopted policies and procedures for the pre-approval of the above fees. All requests for services to be provided by Crowe are pre-approved by the Audit Committee. A schedule of approved services is then reviewed and approved by the entire Audit Committee at the next Audit Committee meeting.

In order to ratify the selection of Crowe as the Company’s independent registered public accounting firm for the 2026 fiscal year, the proposal must receive the affirmative vote of at least a majority of the votes cast at the Annual Meeting, either in person or by proxy.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF CROWE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING 2026.

PROPOSAL 3. — NON-BINDING ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Board believes that the Company’s compensation programs and policies are centered on a pay for performance culture and are strongly aligned with the long-term interests of shareholders.

In accordance with Section 14A of the Exchange Act, we are asking shareholders to vote in a non-binding, advisory manner to approve the compensation paid to our Named Executive Officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K (including the Compensation Discussion and Analysis, compensation tables and accompanying narrative discussion). Item 402 of Regulation S-K is the SEC regulation that sets forth the disclosure companies must include in their proxy statement as to executive compensation. At the 2024 Annual Meeting of Shareholders, the Board of Directors recommended, and the shareholders approved, a non-binding vote in favor of holding an annual advisory vote on executive compensation. As a result, the Board of Directors determined the Company would hold an annual advisory vote to approve executive compensation.

This proposal, commonly known as a “Say on Pay” proposal, gives you as a shareholder the opportunity to vote on our executive pay program. The Board of Directors is requesting shareholders to cast a non-binding advisory vote on the following resolution:

“Resolved, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Because this vote is advisory, it will not be binding upon the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

61

PROPOSAL 4. — APPROVAL OF AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO CHANGE THE COMPANY NAME TO “DIME COMMERCIAL BANCSHARES, INC.”

The Board proposes updating the Company name from Dime Community Bancshares, Inc. to Dime Commercial Bancshares, Inc. to align with the Company’s rebranding strategy and reflect its evolving business identity and expanded market presence.  No impact occurs on operations, assets, liabilities, shareholder rights.

In order to approve the Amendment to the Company’s Certificate of Incorporation to change the Company name to “Dime Commercial Bancshares, Inc.,” the proposal must receive the affirmative vote of a majority of the votes cast at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

SHAREHOLDER PROPOSALS UNDER SEC RULES

Under SEC Rule 14a-8, in order to be eligible for inclusion in the proxy materials for next year’s Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at the Company’s executive office, 898 Veterans Memorial Highway, Suite 560, Hauppauge, New York 11788, no later than December 11, 2026. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

Additionally, under SEC Rule 14a-19, a stockholder intending to engage in a director election contest at next year’s Annual Meeting of Shareholders must give the Company notice of its intent to solicit proxies by providing the names of its nominees and certain other information by January 11, 2027.

ADVANCE NOTICE OF BUSINESS OR NOMINATIONS TO BE BROUGHT BEFORE AN ANNUAL MEETING

The Company’s Bylaws provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting of shareholders. In order for a shareholder to properly nominate persons for election to the Board of Directors or bring business before an annual meeting, the shareholder must give written notice to the Corporate Secretary not less than 90 days prior to the date of the Company’s proxy materials for the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, notice by the shareholder to be timely must be so delivered not later than the close of business on the tenth day following the day on which public announcement of the date of such annual meeting is first made. The Bylaws require that the notice must include, among other things, the shareholder’s name, record address, and number of shares owned, describe briefly the proposed business, the reasons for bringing the business before the annual meeting, and any material interest of the shareholder in the proposed business. Also, a shareholder recommending a director candidate should include additional information, including, but not limited to, a reasonably detailed description of any agreement or relationship between the candidate and the shareholder, an executed agreement in which the shareholder agrees to comply with all applicable law, and a completed Company questionnaire with respect to the background and qualifications of the proposed candidate. Nothing in this paragraph shall be deemed to require the Company to include in its annual meeting proxy statement under SEC Rule 14a-8 any shareholder proposal that does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received, or to include in a universal proxy card the names of shareholder nominees for which the shareholder did not provide proper notice under SEC Rule 14a-19. In accordance with the foregoing, advance notice for certain business or nominations to the Board of Directors to be brought before next year’s Annual Meeting of Shareholders must be given to the Company by January 11, 2027.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described above in this Proxy Statement. However, if any matters should properly come before the Annual Meeting, it is intended that holders of the proxies will act in accordance with their best judgment. Whether you intend to be present at this meeting or not, you are urged to return your signed proxy promptly. For your convenience, you may also cast your vote electronically.

HOUSEHOLDING

If you receive proxy materials by mail, unless you have provided us contrary instructions, we have sent a single copy of these proxy materials to any household at which one or more shareholders reside if we believe the shareholders are members of the same household. Each stockholder in the household will receive a separate Proxy Card. This process, known as “householding,” reduces the volume of duplicate information received by you and helps reduce the cost and environmental impact of providing these materials. If you would like to receive your own set of proxy materials, please follow these instructions:

●	If your shares are registered in your own name, contact our transfer agent, Computershare, and inform them of your request to revoke householding by calling 1-800-368-5948, or by writing them at Computershare, PO Box 505000 Louisville, KY 40233, Attention: Householding Department.
●	If a bank, broker or other nominee holds your shares, contact your bank, broker or other nominee directly.

ANNUAL REPORT

A copy of the Annual Report to shareholders for the period ended December 31, 2025, including the consolidated financial statements prepared in conformity with U.S. GAAP for the year ended December 31, 2025, accompanies this Proxy Statement. The consolidated financial statements for the year ended December 31, 2025 have been audited by Crowe LLP, whose report appears in the Annual Report. Shareholders may obtain, free of charge, a copy of the Annual Report on Form 10-K filed with the SEC (without exhibits) by writing to Corporate Secretary, Dime Community Bancshares, Inc., 898 Veterans Memorial Highway, Suite 560, Hauppauge, New York 11788, or by calling (631) 537-1000, or by accessing the Company’s Investor Relations website https://investors.dime.com/investorrelations.

By Order of the Board of Directors

Judy Wu

General Counsel and Corporate Secretary

Hauppauge, New York

April 13, 2026

TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING, PLASE VOTE BY INTERNET, TELEPHONE OR MAIL AS SOON AS POSSIBLE.

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Appendix A

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

Below is a reconciliation of GAAP amounts with corresponding non-GAAP amounts for 2021, 2022, 2023, 2024 and 2025.

Reconciliation of Adjusted ROATCE
	Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,	December 31,
	2021	2022	2023	2024	2025
Return on Average Tangible Common Equity as reported (non-GAAP)	11.09%	16.49%	9.59%	2.24%	8.87%
Reported net income available to common stockholders	$96,710	$145,270	$88,808	$21,798	$103,396
Adjustments to net income (1)
Provision for credit losses - Non-PCD loans (double-count)	20,278	—	—	—	—
Gain on sale of PPP loans	(20,697)	—	—	—	—
Net loss (gain) on equity securities and loans held for sale	—	—	758	1,204	(200)
Net (gain) loss on sale of securities and other assets	(1,685)	(1,397)	1,469	35,591	1,151
Loss on termination of derivatives	16,505	—	—	—	—
Severance	1,875	2,198	9,093	1,296	2,711
FDIC special assessment	—	—	999	126	—
Loss on extinguishment of debt	1,751	740	—	454	—
Loss due to pension settlement	—	—	—	1,215	7,231
Curtailment loss	1,543	—	—	—	—
Merger expenses and transaction costs (2)	44,824	—	—	—	—
Branch restructuring	5,059	—	—	—	—
Income tax effect of adjustments and other tax adjustments	(19,421)	145	(1,193)	(12,684)	(3,343)
BOLI tax adjustment	—	—	—	9,073	—
Other discrete tax items	—	—	—	—	2,688
Amortization of Intangible assets, net of tax	—	—	—	—	—
Adjusted net income available to common stockholders (non-GAAP)	$146,742	$146,956	$99,934	$58,073	$113,634
Average Tangible Common Equity	$888,128	$889,026	$936,840	$1,006,390	$1,173,523
(1)	Adjustments to net income are taxed at the Company’s approximate statutory tax rate.
(2)	Certain merger expenses and transaction costs are non-taxable expense.

Reconciliation of Adjusted Non-Interest Expense/Average Assets
For the Twelve Months
Ended December 31,
2025
Reported Non-Interest Expense/Average Assets	1.77%
Severance as disclosed in our most recent earnings release	-0.02%
Amortization of other intangible assets and other adjustments (1)	-0.06%
Loss due to pension settlement	-0.05%
Adjusted Non-Interest Expense/Average Assets	1.64%
(1)	Includes amortization of intangible assets, and expenses related to teams that were hired in 2025.

A-1

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V89810-P45124 ! ! ! 01) Kenneth J. Mahon 02) Paul M. Aguggia 03) Rosemarie Chen 04) Judith H. Germano 05) Matthew A. Lindenbaum 06) Stuart H. Lubow 07) Albert E. McCoy, Jr. 08) Raymond A. Nielsen 09) Joseph J. Perry 10) Kevin Stein 11) Dennis A. Suskind For All Against All For All Except ! ! ! ! ! ! To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. DIME COMMUNITY BANCSHARES, INC. NOMINEES: Proposals 1, 2, 3, and 4 are proposed by Dime Community Bancshares, Inc. (the "Company"). The Board of Directors unanimously recommends a vote "FOR" all of the nominees in Proposal 1 and a vote "FOR" Proposals 2, 3, and 4. 1. Election of the following eleven nominees for Directors for terms to expire at the 2027 Annual Meeting of Shareholders: 3. Approval, by a non-binding advisory vote, of the compensation of the Company's Named Executive Officers. Note: Please sign exactly as your name or names appear(s) on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders and the Proxy Statement, both dated April 13, 2026 for the Annual Meeting. The proxies are authorized to vote upon such other business as may come before the Annual Meeting or any adjournment or postponement thereof in such manner as shall be determined by a majority of the Board of Directors. Please note the Annual Meeting is being held as a virtual meeting. 2. Ratification of the appointment of Crowe LLP as the Company's independent registered public accounting firm for the year ending December 31, 2026. 4. Amendment to Certificate of Incorporation to change the Company's name to Dime Commercial Bancshares, Inc. For Against Abstain ! ! ! SCAN TO DIME COMMUNITY BANCSHARES, INC. 898 VETERANS MEMORIAL HIGHWAY VIEW MATERIALS & VOTEw HAUPPAUGE, NEW YORK 11788 ATTN: INVESTOR RELATIONS VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 27, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/DCOM2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. The meeting will be held on May 28, 2026 at 10:00 A.M. Eastern Time. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 27, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

V89811-P45124 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. DIME COMMUNITY BANCSHARES, INC. This Proxy is solicited on behalf of the Board of Directors of Dime Community Bancshares, Inc. for the Annual Meeting of Shareholders to be held on May 28, 2026. The undersigned shareholder of Dime Community Bancshares, Inc. hereby appoints Judy Wu to represent and to vote as proxies, as designated on the reverse side, all shares of common stock of Dime Community Bancshares, Inc. held of record by the undersigned on March 31, 2026, at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at 10:00 A.M., Eastern Time, on May 28, 2026, or at any adjournment or postponement thereof, upon the matters described in the accompanying Notice of the Annual Meeting of Shareholders and Proxy Statement, both dated April 13, 2026, and upon such other matters as may properly come before the Annual Meeting. The undersigned hereby revokes all prior proxies. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, this proxy will be voted FOR the election of all nominees in Proposal 1 and FOR Proposals 2, 3, and 4. If this proxy is executed in such a way as not to withhold authority to vote for the election of any nominee, this proxy shall be deemed to grant such authority. (Continued and to be signed on reverse side)